The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale of securities is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2010

 Filed Pursuant to Rule 424(b)(2)
Registration No. 333-156695

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

UBS AG

Mandatorily Exchangeable Notes Due September 15, 2013
(Exchangeable for a maximum of 16,300,000 shares of common stock of GT Solar International, Inc.)

The Mandatorily Exchangeable Notes Due September 15, 2013 (the "Exchangeable Notes") will be issued in an aggregate principal amount of $             in minimum denominations of $25.00. Holders of the Exchangeable Notes will receive on each March 15, June 15, September 15 and December 15, beginning on December 15, 2010 and ending on September 15, 2013 (unless the maturity date is extended as described herein), an interest payment on each $25.00 principal amount of Exchangeable Notes equal to the sum of:

  •
  interest accrued at a rate of         % per annum on the principal amount of $25.00; plus

  •
  if GT Solar International, Inc. ("GT Solar") has actually paid cash dividends on its common stock (the "Underlying Stock") since the prior interest payment date (or issue date, in the case of the first interest payment date), additional interest in an amount equal to the product of (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the number of shares of Underlying Stock represented by such amount of Exchangeable Notes at the Maximum Exchange Ratio (as defined below), multiplied by (iii) the percentage of a share of Underlying Stock appropriate to delta hedge a share of Underlying Stock as of the ex-dividend date.

At maturity, UBS AG will exchange each $25.00 principal amount of outstanding Exchangeable Notes for shares of Underlying Stock, cash, or a combination of cash and shares of Underlying Stock. The number of shares of Underlying Stock or amount of cash receivable at maturity will depend on the price of the Underlying Stock on each of the 20 trading days ending on the third trading day before the maturity date (subject to adjustment in the case of market disruption events). On each of those 20 trading days, a formula will be applied to that day's closing price for Underlying Stock and the results of the 20 days' calculations will be added to determine the total number of shares of Underlying Stock (or their cash equivalent or a combination of cash and shares) you will receive on the maturity date. Under that formula, for each of those 20 trading days you will receive 1/20th of the Daily Exchange Ratio. The Daily Exchange Ratio will be determined as follows:

  •
  for each of the 20 trading days on which the Daily Closing Price for the Underlying Stock is greater than $                   (the "Threshold Appreciation Price"), which is approximately         % above the Initial Price of $                   (which is equal to the public offering price of the Underling Stock that will be sold in the concurrent offering discussed below), the Daily Exchange Ratio will be             shares of Underlying Stock, or the Minimum Exchange Ratio;

  •
  for each of the 20 trading days on which the Daily Closing Price for the Underlying Stock is less than or equal to the Initial Price, the Daily Exchange Ratio will be equal to             shares of Underlying Stock, or the Maximum Exchange Ratio;

  •
  for each of the 20 trading days on which the Daily Closing Price for the Underlying Stock is less than or equal to the Threshold Appreciation Price but is greater than the Initial Price, the Daily Exchange Ratio will be equal $25.00 divided by the Daily Closing Price, which will be equal to a number of shares of Underlying Stock between the Minimum Exchange Ratio and the Maximum Exchange Ratio.

As a result, on the maturity date (and subject to any earlier exchange) UBS AG will deliver a number of shares of Underlying Stock (or their cash equivalent or a combination of cash and shares) in an amount equal to or between the Minimum Exchange Ratio and the Maximum Exchange Ratio for each $25.00 principal amount of Exchangeable Notes. The Exchangeable Notes will also be automatically exchanged upon the occurrence of an event of default or upon the occurrence of a fundamental reorganization. In addition, holders may require us to repurchase the Exchangeable Notes for cash at a price based on the average VWAP price of the Underlying Stock determined over an averaging period multiplied by the Minimum Exchange Ratio.

UBS AG has attached to this prospectus supplement and the accompanying prospectus the prospectus of GT Solar relating to the shares of Underlying Stock that you may receive upon exchange of the Exchangeable Notes.

In a concurrent offering (the "Concurrent Offering"), GT Solar Holdings, LLC (the "Selling Stockholder"), is offering 10,000,000 shares of Underlying Stock. The Selling Stockholder has granted the underwriters of that offering the right to purchase up to an additional 1,500,000 shares of Underlying Stock to cover over-allotments. The Underlying Stock is listed on The NASDAQ Global Select Market under the symbol "SOLR." The last reported sale price of the Underlying Stock on the Nasdaq Global Select Market on September 3, 2010 was $8.78 per share. GT Solar will have no obligation of any kind under the Exchangeable Notes.

See "Risk Factors" beginning on page S-7 of this prospectus supplement for risks relating to an investment in the Exchangeable Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchangeable Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Exchangeable Notes are unsecured debt obligations of UBS AG and are neither deposits liabilities of UBS AG nor FDIC insured or otherwise guaranteed by any third party. Investors should be comfortable with the creditworthiness of UBS AG, as issuer.

	Price to Public		Underwriting Discount(1)		Proceeds to UBS AG

Per Exchangeable Note		%		%		%

Total	$		$		$

(1)
Underwriting discount is being paid by the Selling Stockholder. See "Supplemental Plan of Distribution (Conflicts of Interest)" for a description of certain arrangements.

UBS AG has granted UBS Securities LLC an option to purchase up to an additional             Exchangeable Notes (exchangeable for a maximum of 2,450,000 shares of Underlying Stock) to cover over-allotments. UBS Securities LLC expects to deliver the Exchangeable Notes to purchasers on September     , 2010.

UBS Investment Bank

Prospectus Supplement dated September     , 2010

Information about UBS AG and the Exchangeable Notes

UBS AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this prospectus supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS AG has filed with the SEC for more complete information about UBS AG and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. UBS AG's Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS AG will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:
Registration statement:

http://www.sec.gov./Archives/edgar/data/1114446/000095012309000553/y73628fv3asr.htm

Prospectus dated January 13, 2009:
http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to "UBS AG," the "Issuer" "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries. In this document, the "Exchangeable Notes" refers to the Mandatorily Exchangeable Notes Due September 15, 2013 that are offered hereby. Also, references to the "accompanying prospectus" mean the UBS AG prospectus titled "Debt Securities and Warrants", dated January 13, 2009.

The following documents, filed by UBS AG with the SEC, pursuant to Section 15(d) of the Securities Exchange Act of 1934 (File No.1-15060), are incorporated herein by reference:

  •
  Annual Report on Form 20-F for the year ended December 31, 2009.

  •
  Reports of Foreign Private Issuer on Form 6-K filed on February 9 (two reports), March 26, March 30, April 6, April 12, April 14, April 21, April 30, May 4 (three reports), June 17, July 23, July 27 (two reports), July 30, August 4 and August 12, 2010.

You should refer to "Incorporation of Information About UBS AG" in the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. Neither UBS AG, GT Solar, GT Solar Holdings, LLC nor UBS Securities LLC has authorized anyone to provide you with different information. UBS AG is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document. None of the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus has been prepared by GT Solar, GT Solar Holdings, LLC or any of their affiliates and such parties assume no responsibility for any information included in or omitted from this prospectus supplement and the accompanying prospectus.

Information about GT Solar

For additional information about GT Solar, including risks associated with an investment in the Underlying Stock, see the prospectus of GT Solar that we have attached for your convenience to this prospectus supplement and accompanying prospectus. GT Solar files annual, quarterly and current reports, proxy statements and other information with the SEC (collectively, the "GT Solar SEC Filings"). You may also read and copy any document that GT Solar files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The GT Solar SEC Filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

We have attached the GT Solar prospectus solely for convenience of reference. Neither the GT Solar prospectus nor the GT Solar SEC Filings constitute part of, and are not incorporated by reference into, this prospectus supplement or the accompanying prospectus. In addition, we assume no responsibility for any information included in or omitted from the GT Solar prospectus or the GT Solar SEC Filings.

i

Prospectus Supplement
Prospectus Supplement Summary	S-1
Risk Factors	S-7
Relationship Among UBS AG, UBS Securities LLC, GT Solar and the Selling Stockholder	S-12
Use of Proceeds	S-13
Ratio of Income To Fixed Charges	S-13
Price Range of the Underlying Stock	S-13
Description of the Exchangeable Notes	S-14
Certain United States Federal Income Tax Considerations	S-31
Supplemental Plan of Distribution (Conflicts of Interest)	S-35
Notice to Investors	S-39
Legal Matters	S-42
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	51
Considerations Relating to Indexed Securities	57
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	60
U.S. Tax Considerations	63
Tax Considerations Under the Laws of Switzerland	75
Benefit Plan Investor Considerations	77
Plan of Distribution	79
Validity of the Securities	82
Experts	82

ii

Prospectus Supplement Summary

The following summary contains basic information about UBS AG, GT Solar and the Exchangeable Notes. It does not contain all the information that is important to you. Unless otherwise stated, this prospectus supplement assumes that UBS Securities LLC will not exercise the over-allotment option.

UBS AG

UBS AG is a client-focused financial services firm that offers a strong combination of wealth management, asset management and investment banking services on a global and regional basis. With headquarters in Zurich and Basel, Switzerland, UBS AG operates in over 50 countries and from all major international centers.

GT Solar International, Inc.

GT Solar is a global provider of polysilicon production technology, and sapphire and silicon crystalline growth systems and materials for the solar, LED and other specialty markets. As of August 31, 2010, approximately 76,788,149 shares GT Solar's common stock were owned by GT Solar Holdings, LLC (the "Selling Stockholder").

The Selling Stockholder will enter into agreements to sell up to 15,000,000 shares of GT Solar common stock (the "Underlying Stock") in connection with this offering including shares deliverable on the closing date of this offering, and additional shares that may be delivered pursuant to a forward purchase contract with UBS AG, London Branch, which latter share amounts may be cash or physically settled at the Selling Stockholder's option. The forward purchase contract will mature on or about the maturity date of the Exchangeable Notes, subject to UBS AG, London Branch's right to accelerate settlement subject to certain conditions. See "Relationship among UBS AG, UBS Securities LLC, GT Solar and the Selling Stockholder" and "Supplemental Plan of Distribution (Conflicts of Interest)."

For additional information about GT Solar, including risks associated with an investment in the Underlying Stock, see the prospectus of GT Solar that we have attached for your convenience to this prospectus supplement (and accompanying prospectus) and the GT Solar SEC Filings.

The Offering

Issuer	UBS AG
Securities Offered	The Exchangeable Notes (mandatorily exchangeable for a maximum of 16,300,000 shares common stock of GT Solar International, Inc.) will be issued in an aggregate principal amount of $ in minimum denominations of $25.00. Additional Exchangeable Notes (mandatorily exchangeable for a maximum of 2,450,000 shares common stock of GT Solar International, Inc.) in an aggregate principal amount of $ may be issued if UBS Securities LLC exercises its over-allotment option in full.
Offering Price	% of the principal amount of the Exchangeable Notes, plus accrued interest, if any, from , 2010 (the "issue date").
Maturity Date	September 15, 2013. The maturity date may be extended under certain circumstances. See "Description of the Exchangeable Notes—Mandatory Exchange and Delivery of Underlying Stock or Cash at Maturity."
Ranking	The Exchangeable Notes are solely the unsecured obligations of UBS AG and will rank equally with all of its other unsecured and unsubordinated debt, and are subject to the creditworthiness of UBS AG. The Exchangeable Notes are not principal protected.
Interest	On each March 15, June 15, September 15 and December 15, commencing December 15, 2010, UBS AG will pay interest per Exchangeable Note in an amount equal to the sum of:
• interest accrued at a rate of % per annum on the principal amount of $25.00 per Exchangeable Note; plus

•       if GT Solar has actually paid cash dividends on shares the Underlying Stock since the prior interest payment date of (or since the issue date, in the case of the first interest payment date on which interest is paid), additional interest on such Exchangeable Notes in an amount equal to the product of (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the number of shares of Underlying Stock represented by such Exchangeable Notes at the Maximum Exchange Ratio, multiplied by (iii) the percentage of a share of Underlying Stock appropriate to delta hedge a share of Underlying Stock underlying an Exchangeable Note as of the ex-dividend date.

Exchange	On the maturity date, UBS AG will exchange each $25.00 principal amount of Exchangeable Notes for shares of Underlying Stock, cash, or a combination of cash and shares of Underlying Stock in an amount equal to the sum of the Daily Settlement Amounts for each of the 20 trading days in the 20 trading-day period ending on the third trading day before the maturity date (subject to adjustment in the case of market disruption events). The Daily Settlement Amount for each of those days will be equal to 1/20thof the Daily Exchange Ratio on that day. The Daily Exchange Ratio will be determined as follows:

•       if the Daily Closing Price on the relevant trading day is greater than $             (the "Threshold Appreciation Price"), which is approximately       % above the Initial Price of $             (which is equal to the public offering price of the Underlying Stock that will be sold in the Concurrent Offering), the Daily Exchange Ratio will be                  shares of Underlying Stock (the "Minimum Exchange Ratio");

•       if the Daily Closing Price on the relevant trading day is less than or equal to the Initial Price, the Daily Exchange Ratio will be equal to             shares of Underlying Stock (the "Maximum Exchange Ratio"); and

•       if the Daily Closing Price on the relevant trading day is less than or equal to the Threshold Appreciation Price but is greater than the Initial Price, the Daily Exchange Ratio will be equal to $25.00 divided by the Daily Closing Price, which will be equal to a number of shares of Underlying Stock between the Minimum Exchange Ratio and the Maximum Exchange Ratio.

As a result, on the maturity date (and subject to any earlier exchange) UBS AG will deliver a number of shares of Underlying Stock (or their cash equivalent or a combination of cash and shares) in an amount equal to or between the Minimum Exchange Ratio and the Maximum Exchange Ratio (subject to certain adjustment) for each $25.00 principal amount of Exchangeable Notes. The value of those shares of Underlying Stock will not necessarily equal the principal amount of a holder's Exchangeable Notes.
Option to Deliver Cash Instead of Underlying Stock	UBS AG will have the option, in its sole discretion, to pay you cash instead of delivering Underlying Stock that UBS AG would otherwise be required to deliver to you in respect of some or all of the 20 trading days described above.

Certain Adjustment and Reorganization Events	The number of shares of Underlying Stock (or the amount of cash or combination of shares and cash) or other Exchange Property a holder will receive on the maturity date or any earlier date on which the Exchangeable Notes are exchanged will be adjusted if GT Solar pays a stock dividend or subdivides, splits or combines the Underlying Stock, issues warrants or distributes certain types of assets or if certain other events occur (though no adjustment will be made as a result of any dividend paid on Underlying Stock exclusively in cash, which will instead affect the interest payments UBS AG makes on the Exchangeable Notes). See "Description of the Exchangeable Notes—Anti-Dilution Adjustments."
No Early Redemption	UBS AG will not have the option to exchange the principal amount of the Exchangeable Notes for Underlying Stock or to otherwise repay the principal amount of the Exchangeable Notes prior to the maturity date. The Exchangeable Notes will, however, be automatically accelerated and exchanged following certain fundamental reorganization events or upon an event of default. UBS AG will also have certain obligations to exchange Exchangeable Notes prior to the maturity date with respect to Exchangeable Notes held by a party to the residual value agreement UBS AG will enter into with an affiliate. See "Description of the Exchangeable Notes—Concurrent Transactions."
Repurchase at Option of Holders	The holder of any Exchangeable Note, at its option, may require UBS AG to repurchase the notes for cash at a price based on the average VWAP price of the Underlying Stock determined over an averaging period multiplied by the Minimum Exchange Ratio. See "Description of the Exchangeable Notes—Repurchase at Option of Holder."
U.S. Federal Income Tax Considerations	In purchasing an Exchangeable Note, you agree with UBS AG that you and UBS AG intend to treat Exchangeable Notes for U.S. federal income tax purposes as a variable forward contract to purchase Underlying Stock (subject to UBS AG's right to deliver cash in lieu of Underlying Stock). In addition, you and UBS AG agree to treat the amounts invested by you as a cash deposit that will be used to satisfy your purchase obligation under the Exchangeable Notes. Under this treatment, you generally will be required to include the cash distributions, including quarterly interest payments, on the Exchangeable Notes as ordinary income at the time such amounts are accrued or received in accordance with your method of accounting. You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus supplement for more information.

Potential Conflict of Interest	UBS Securities LLC is an affiliate of UBS AG, and, as such, has a "conflict of interest" in this offering within the meaning of Rule 2720 of the Financial Industry Regulation Authority, Inc. ("Rule 2720"). Consequently, this offering is being conducted in compliance with the provisions of Rule 2720. UBS Securities LLC is not permitted to sell Exchangeable Notes in this offering to an account over which it exercises discretionary authority without prior specific written approval of the account holder.
Record Dates	March 1, June 1, September 1 and December 1, commencing December 1, 2010.
CUSIP
ISIN
Governing Law	New York
Trustee	U.S. Bank Trust National Association
Risk Factors	See "Risk Factors" immediately following this summary for a discussion of certain risks relating to an investment in the Exchangeable Notes and our business.

Illustrative Exchange Amounts

For illustrative purposes only, the following chart shows the number of shares of Underlying Stock that a holder would receive for each $25.00 principal amount of Exchangeable Notes at various Daily Closing Prices for the Underlying Stock. The chart assumes that there will be no adjustments to the Daily Exchange Ratio or Exchange Property due to any of the events described under "—Anti-Dilution Adjustments" below and that, on each trading day for which the Daily Closing Price is greater than approximately $10.76, the Daily Settlement Amount will be 2.324 shares of Underlying Stock per $25.00 principal amount of Exchangeable Notes. Actual Daily Closing Prices may fall outside the range set forth below. Based on an Initial Price of $8.78 and a Threshold Appreciation Price of approximately $10.76, an investor would receive on or shortly after the maturity date the number of shares of Underlying Stock (or their cash equivalent) set forth below for each $25.00 principal amount of Exchangeable Notes:

	Trading day

	1	2	3	4	5	6	7	8	9	10

	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00

	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00

Daily	$8.50	$8.25	$8.00	$8.25	$8.50	$8.75	$9.00	$8.75	$8.50	$8.25

Closing	$8.75	$8.50	$8.75	$9.00	$9.25	$9.00	$9.10	$8.90	$9.00	$9.25

Price	$9.00	$9.05	$9.10	$9.15	$9.20	$9.25	$9.30	$9.35	$9.40	$9.45

	$9.25	$9.35	$9.55	$9.75	$9.65	$9.85	$9.55	$9.45	$9.35	$9.55

	$9.50	$10.00	$10.25	$10.50	$10.75	$10.25	$10.00	$10.35	$10.00	$9.90

	$11.00	$11.50	$11.30	$11.60	$11.80	$12.00	$12.15	$12.25	$11.70	$11.90

	$12.00	$11.85	$12.25	$11.55	$12.75	$13.25	$13.50	$13.25	$12.50	$11.75

11	12	13	14	15	16	17	18	19	20	Number of Shares Received

$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	2.847

$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	2.847

$8.00	$7.75	$8.00	$8.25	$8.50	$8.75	$9.00	$8.75	$8.50	$8.75	2.840

$9.40	$9.30	$9.20	$9.30	$9.60	$9.50	$9.40	$9.55	$9.65	$9.70	2.714

$9.50	$9.55	$9.60	$9.65	$9.70	$9.75	$9.80	$9.85	$9.90	$9.95	2.641

$9.75	$9.85	$9.90	$9.95	$10.05	$10.15	$10.25	$10.45	$10.65	$10.85	2.542

$9.50	$9.80	$10.50	$11.00	$11.15	$11.50	$11.35	$11.25	$11.10	$11.00	2.425

$11.85	$12.10	$12.30	$12.40	$12.15	$11.50	$11.95	$11.80	$11.40	$11.25	2.324

$12.15	$12.55	$12.75	$12.25	$12.10	$11.95	$11.75	$11.55	$11.50	$12.00	2.324

 Risk Factors

An investment in the Exchangeable Notes involves certain risks. You should carefully consider the risks described below, under "Considerations Relating to Indexed Securities" in the accompanying prospectus and in Item 3.D. of Part I of UBS AG's 2009 Annual Report on Form 20-F, as well as other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any Exchangeable Notes. Events relating to any of those risks, or other risks and uncertainties, could seriously harm UBS AG's business, financial condition and results of operations. In such a case, the trading value of the Exchangeable Notes could decline, or UBS AG may be unable to meet its obligations under the Exchangeable Notes, which in turn could cause investors to lose all of part of their investment. In addition, you should be aware that the trading price of the Exchangeable Notes may vary considerably prior to the maturity date as a result of, among other things, fluctuations in the market price of the Underlying Stock and other events that are difficult to predict and beyond our control.

You Will Bear the Full Risk of any Decline in the Value of the Underlying Stock Between the Pricing Date for the Exchangeable Notes and the Maturity Date

The amount of the Underlying Stock (or cash equivalent, or combination of cash and shares) that you will receive on the maturity date is not fixed, but will be based on the closing price for the Underlying Stock on each of 20 trading days ending on the third trading day prior to the maturity date. The value of the shares of the Underlying Stock (or their cash equivalent, or combination of cash and shares) you receive in exchange for your Exchangeable Notes may be less than the principal amount of your Exchangeable Notes. If the market price of the Underlying Stock declines after the pricing date for the Exchangeable Notes, the Underlying Stock (or the cash equivalent, or combination thereof) you receive will be worth less than what you paid for your Exchangeable Notes and you will lose money. Moreover, you could lose your total investment in the Exchangeable Notes if GT Solar becomes insolvent or bankrupt.

For additional information about GT Solar, including risks associated with an investment in the Underlying Stock, see the prospectus of GT Solar that we have attached for your convenience to this prospectus supplement (and accompanying prospectus) and the GT Solar SEC Filings.

The Exchangeable Notes Are Subject to the Creditworthiness of UBS AG

The Exchangeable Notes are senior unsecured debt obligations of the issuer, UBS AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Exchangeable Notes depends on the ability of UBS AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS AG may affect the market value of the Exchangeable Notes and, in the event UBS AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Exchangeable Notes.

The Exchangeable Notes May Be Less Profitable Than a Direct Investment in GT Solar

You will have less opportunity for gains if the value of the Underlying Stock increases than you would have if you purchased the Underlying Stock directly. You will realize a gain only if the value of the Underlying Stock increases by $             between the closing date and the maturity date, and then you will only receive approximately              of the increase in the Underlying Stock price above that level.

Because the number of shares of the Underlying Stock or the equivalent cash payment (or combination thereof) you would receive on the maturity date is determined based on the closing price for the Underlying Stock for each of the 20 trading days ending on the third trading day before the maturity

Risk Factors

date, the actual value per share of the Underlying Stock or the amount of cash (or combination thereof) that you would receive on the maturity date may be less than the price of the Underlying Stock on the maturity date.

The Trading Price of the Underlying Stock May Adversely Affect the Trading Price of the Exchangeable Notes

The trading price of the Exchangeable Notes will be influenced by the trading price of the Underlying Stock, which in turn will be influenced by GT Solar's operating results and prospects, by economic, financial and other factors and by general market conditions. The trading prices of the Underlying Stock, including the trading prices during the 20 trading day period in which the number of shares of the Underlying Stock (or cash equivalent or combination thereof) you will receive is determined, may also be affected by purchases or sales of the Underlying Stock we or an entity with which we hedge may make to fund cash payments we may elect to make in lieu of delivering the Underlying Stock on the maturity date or by hedging activities in which UBS AG affiliates may engage.

The Price at Which You Will Be Able to Sell Your Exchangeable Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest

We believe that the value of your Exchangeable Notes in the secondary market will be affected by the supply of and demand for the Exchangeable Notes, the value of the Underlying Stock and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the Exchangeable Notes of a change in a specific factor, assuming all other conditions remain constant.

  •
  Underlying Stock Price.  We expect that the market value of the Exchangeable Notes will depend substantially on the amount, if any, by which the price of the Underlying Stock changes from the Initial Price. However, changes in the price of the Underlying Stock may not always be reflected, in full or in part, in the market value of the Exchangeable Notes. If you choose to sell your Exchangeable Notes in the secondary market prior to maturity, you may receive substantially less than the cash value of the shares of the Underlying Stock that would be payable at maturity based on that price because of expectations that the price of the Underlying Stock will continue to fluctuate between that time and the time when the maturity payment is determined.

  The value of the Underlying Stock will be influenced by GT Solar's results of operations and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the market segment of which GT Solar is a part. UBS AG's and its affiliates' hedging activities in the Underlying Stock, the issuance of securities similar to the Exchangeable Notes and other trading activities by UBS AG, its affiliates and other market participants can also affect the price of the Underlying Stock.

  •
  Volatility of the Underlying Stock.  Volatility is the term to describe the size and frequency of market fluctuations. If the expected volatility of the Underlying Stock changes during the term of the Exchangeable Notes, the market value of the Exchangeable Notes may decrease.

  •
  Interest Rates.  We expect the market value of the Exchangeable Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the Exchangeable Notes may decrease, and if U.S. interest rates decrease, the market value of the Exchangeable Notes may increase.

Risk Factors

  •
  Time Premium or Discount.  As a result of a "time premium or discount," the Exchangeable Notes may trade at a value above or below that which would be expected based on the level of interest rates and the value of the Underlying Stock, depending on the time remaining to maturity. A "time premium or discount" results from expectations concerning the value of the Underlying Stock during the period prior to the maturity of the Exchangeable Notes. However, as the time remaining to maturity decreases, this time premium or discount may diminish, increasing or decreasing the market value of the Exchangeable Notes.

  •
  Hedging Activities.  Hedging activities in the Underlying Stock related to the Exchangeable Notes by UBS AG or one or more of its affiliates will likely involve trading in the Underlying Stock or in other instruments, such as options or swaps, based upon the Underlying Stock. This hedging activity could affect the market price of the Underlying Stock and therefore the market value of the Exchangeable Notes, and may include sales of Underlying Stock acquired upon early exchanges of the Exchangeable Notes by an affiliate of UBS AG. See "Supplemental Plan of Distribution (Conflicts of Interest)." It is possible that UBS AG or one or more of its affiliates may profit from its hedging activity, even if the market value of the Exchangeable Notes declines.

  •
  UBS AG's Credit Ratings, Financial Condition and Results.  Actual or anticipated changes in UBS AG's credit ratings, financial condition or results may affect the market value of the Exchangeable Notes.

  •
  Potentially Inconsistent Research, Opinions or Recommendations by UBS AG. UBS AG and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Exchangeable Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Exchangeable Notes. Any research, opinions or recommendations expressed by UBS AG or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Exchangeable Notes and the Underlying Stock to which the Exchangeable Notes are linked.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the market value of the Exchangeable Notes attributable to another factor, such as an increase in the value of the Underlying Stock.

A Trading Market for the Exchangeable Notes May Not Develop

There is currently no secondary market for the Exchangeable Notes, and the Exchangeable Notes will not be listed on an exchange. A secondary market may not develop or, if it does, it might not give you the opportunity to resell your Exchangeable Notes and may not continue for the life of the Exchangeable Notes. UBS Securities LLC currently intends, but is not obligated, to make a market in the Exchangeable Notes, and may cease any such market making activities at any time. Accordingly, you should be willing to hold your Exchangeable Notes to maturity. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this prospectus supplement.

The Market for the Exchangeable Notes May Affect the Market for the Underlying Stock

Any market that develops for the Exchangeable Notes is likely to influence and be influenced by the market for the Underlying Stock. For example, the price of the Underlying Stock could become more volatile and could be depressed by investors' anticipation of the potential distribution into the market of substantial additional amounts of the Underlying Stock at the maturity (including any accelerated maturity) of the Exchangeable Notes, by possible sales of the Underlying Stock by investors who view

Risk Factors

the Exchangeable Notes as a more attractive means of equity participation in GT Solar and by hedging or arbitrage trading activity that may develop involving the Exchangeable Notes and the Underlying Stock. In addition, an affiliate of UBS AG may from time to time, prior to the maturity date of the Exchangeable Notes, deliver Exchangeable Notes purchased in the market to UBS AG in exchange for shares of the Underlying Stock, and such affiliate may resell the shares it receives in the market, which could have the effect of depressing the market for the Underlying Stock.

The Amount Delivered at Maturity May not be Adjusted for All Events that Adversely Affect the Price of the Underlying Stock and Exchangeable Notes

The amount you receive at maturity is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on the Underlying Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets and certain issuer tender or exchange offers as described under "Description of the Exchangeable Notes—Anti-Dilution Adjustments." However, other events that may adversely affect the trading price of the Underlying Stock, such as a offerings of common stock by GT Solar for cash or offers offering of common stock by the Selling Stockholder or other stockholders, would not result in an adjustment. If any of these other events adversely affects the price of the Underlying Stock, they may also adversely affect the trading price of the Exchangeable Notes.

The Adjustment to the Number of Shares Delivered Maturity Upon Certain Reorganization Events May Not Adequately Compensate Holders of the Exchangeable Notes

If a specified corporate transaction constituting a Fundamental Reorganization Event, as described under "Description of the Notes—Early Exchange Upon Certain Reorganization Events" occurs, the Exchangeable Notes will be automatically exchanged, and UBS AG will increase the number of shares of Underlying Stock (or their cash equivalent or the combination of cash and shares) that would otherwise be required to be delivered in exchange for the Exchangeable Notes, as described further in "Description of the Notes—Early Exchange Upon Certain Reorganization Events—Adjustment to Shares Delivered upon Exchange upon a Fundamental Reorganization Event." The additional shares (or their cash equivalent or the combination of cash and shares) may not adequately compensate you for any lost value of your Exchangeable Notes as a result of such transaction.

Holders of Exchangeable Notes Are Not Entitled to Any Rights With Respect to the Underlying Stock

Unless and until UBS AG or the trustee, as the case may be, delivers shares of the Underlying Stock at maturity, holders of Exchangeable Notes will not be entitled to any rights with respect to the Underlying Stock, including, without limitation, voting rights and the right to receive dividends or other distributions.

GT Solar Has No Obligations with Respect to the Exchangeable Notes

The Exchangeable Notes are solely the obligation of UBS AG, as issuer, and GT Solar has no obligations with respect to the Exchangeable Notes or the amount you are to receive at maturity. GT Solar is not under any obligation to take your needs or UBS AG's needs into consideration in taking or refraining from taking any activities in the future. GT Solar is not involved with the administration or trading of the Exchangeable Notes.

The U.S. Federal Income Tax Consequences of the Exchangeable Notes Are Uncertain

No statutory, judicial or administrative authority directly addresses the characterization of the Exchangeable Notes or instruments similar to the Exchangeable Notes for U.S. federal income tax

Risk Factors

purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Exchangeable Notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the Exchangeable Notes and the Internal Revenue Service may not agree with the conclusions expressed under "Certain United States Federal Income Tax Considerations" in this prospectus supplement.

You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus supplement for more information.

The Amount of Cash Distributions Payable to Non-U.S. Holders of the Exchangeable Notes Will Be Reduced by Withholding Taxes

If you are a non-U.S. holder of the Exchangeable Notes, UBS AG will withhold U.S. income tax at a rate of 30% on any cash distributions made with respect to the Exchangeable Notes.

You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus supplement for more information.

UBS Securities LLC, an Affiliate of UBS AG, Is the Calculation Agent, Which Could Result in a Conflict of Interest

UBS Securities LLC, which is acting as the calculation agent for the Exchangeable Notes, is an affiliate of UBS AG. As a result, UBS Securities LLC's duties as calculation agent, including with respect to making certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of UBS AG.

UBS AG's Hedging Activity Could Result in a Conflict of Interest

UBS AG expects to hedge its obligations under the Exchangeable Notes through UBS AG or one or more of its affiliates. This hedging activity will likely involve trading in the Underlying Stock or in other instruments, such as options or swaps, based upon the Underlying Stock. This hedging activity may present a conflict between your interest in the Exchangeable Notes and the interests that UBS AG and its affiliates have in executing, maintaining and adjusting their hedge transactions because it could affect the market price of the Underlying Stock and therefore the market value of the Exchangeable Notes. Such activity could also be adverse to your interest if it affects the price at which UBS AG's affiliate UBS Securities LLC may be willing to purchase your Exchangeable Notes in the secondary market. Since hedging its obligation under the Exchangeable Notes involves risk and may be influenced by a number of factors, it is possible that UBS AG or its affiliates may profit from its hedging activity, even if the market value of the Exchangeable Notes declines.

You Should Consider the Risk Factors Relating to GT Solar when Considering an Investment in the Exchangeable Notes

You should carefully consider the information in the GT Solar prospectus supplement (and the accompanying prospectus) and the GT Solar SEC Filings, including in particular the information contained under the heading "Risk Factors" in the prospectus supplement, the prospectus and in any Annual Report on 10-K or Quarterly Report on Form 10-Q. The GT Solar prospectus and prospectus supplement are attached to this prospectus supplement and accompanying prospectus solely for convenience of reference. Neither the GT Solar prospectus and prospectus supplement nor the GT Solar SEC Filings constitute a part of UBS AG's prospectus supplement or the accompanying prospectus, nor are they incorporated into UBS AG's prospectus supplement or the accompanying prospectus by reference.

 Relationship Among UBS AG, UBS Securities LLC, GT Solar And the Selling Stockholder

As of September 3, 2010 UBS AG and its affiliates held 39,880 shares, or less than 1% of the Underlying Stock.

In connection with this offering, the Selling Stockholder will enter into agreements to sell up to 15,000,000 shares of the Underlying Stock at a purchase price of $             per share. Those 15,000,000 shares include a portion deliverable to UBS Securities LLC on the closing date of this offering, and additional shares that may be delivered pursuant to a forward purchase contract with UBS AG, London Branch, which latter share amounts may be cash or physically settled at the Selling Stockholder's option. The forward purchase contract will mature on or about the maturity date of the Exchangeable Notes, subject to UBS AG, London Branch's right to accelerate settlement in whole or in part subject to certain conditions. See "Supplemental Plan of Distribution (Conflicts of Interest)."

Concurrently with this offering, the Selling Stockholder is offering 10,000,000 shares of Underlying Stock (plus up to an additional 1,500,000 shares of Underlying Stock pursuant to an over-allotment option) in an underwritten public offering in which UBS Securities LLC is acting as an underwriter.

In connection with this offering, UBS AG will enter into a residual value agreement (the "Residual Value Agreement") with UBS Securities LLC. Under the Residual Value Agreement, UBS Securities LLC may, prior to the maturity date of the Exchangeable Notes, deliver to UBS AG Exchangeable Notes purchased in the market in exchange for shares of Underlying Stock. At such time, UBS AG will also pay to UBS Securities LLC the present value of the fixed portion of the remaining interest payments due under the Exchangeable Notes so delivered. "Description of the Exchangeable Notes—Concurrent Transactions." The Underlying Stock acquired upon such early exchanges may be resold from time to time in the market.

UBS AG expects to hedge its obligations under the Exchangeable Notes through UBS AG or one or more of its affiliates. This hedging activity will likely involve trading in the Underlying Stock or in other instruments, such as options or swaps, based upon the Underlying Stock. This hedging activity could affect the market price of the Underlying Stock and therefore the market value of the Exchangeable Notes. The costs of maintaining or adjusting this hedging activity could also affect the price at which UBS AG's affiliate UBS Securities LLC may be willing to purchase the Exchangeable Notes in the secondary market. Moreover, this hedging activity may result in UBS AG or its affiliates receiving a profit, even if the market value of the Exchangeable Notes is declining. You should refer to "Risk Factors—UBS AG's Hedging Activity Could Result in a Conflict of Interest," "—The Price at Which You Will be Able to Sell Your Exchangeable Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest" and "—The Exchangeable Notes May Affect the Market for the Underlying Stock" in this prospectus supplement.

In connection with the offering of the Exchangeable Notes, GT Solar and the Selling Stockholder have agreed to indemnify UBS AG and UBS Securities LLC against certain liabilities, including liabilities under the Securities Act of 1933.

 Use of Proceeds

UBS AG intends to use the proceeds from the sale of the Exchangeable Notes to provide additional funds for its operations and for general corporate purposes outside Switzerland. See "Use of Proceeds" in the accompanying prospectus. UBS AG or its affiliates may also use some or all of the proceeds received from the sale of the Exchangeable Notes to purchase Underlying Stock in the Concurrent Transactions or otherwise or to maintain positions in the Underlying Stock. UBS AG or its affiliates may also use some of the proceeds to purchase or maintain positions in options, futures contracts, forward contracts, or swaps or options on the foregoing, or other derivative or similar instruments relating to the Underlying Stock.

 Ratio of Income to Fixed Charges

The following table sets forth UBS AG's ratio of income to fixed charges on an IFRS basis for the periods indicated. UBS AG's ratios of income to fixed charges are calculated based on earnings from continuing operations. Ratios of earnings to fixed charges and preferred stock dividend requirements are not presented as there were no preferred share dividends in any of the periods indicated.

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005

Ratio of income to fixed charges	1.71	0.82	0.53	0.96	1.17	1.23

 Price Range of the Underlying Stock

GT Solar was originally incorporated in Delaware in September 2006, and the Underlying Stock has been listed on The NASDAQ Global Select Market under the symbol "SOLR" since July 24, 2008. Prior to that time, there was no public market for GT Solar's common stock. The following table sets forth the range of high and low closing sales prices per share as reported on The NASDAQ Global Select Market for the periods indicated.

	High	Low	Cash Dividends Declared

2009
First quarter	$6.75	$3.32	$0.00
Second quarter	8.27	5.14	0.00
Third quarter	6.98	4.77	0.00
Fourth quarter	5.94	4.64	0.00
2010
First quarter	6.40	5.06	0.00
Second quarter	6.15	5.01	0.00
Third quarter (through September 3, 2010)	8.78	5.56	0.00

 Description of the Exchangeable Notes

The description in this prospectus supplement of the terms of the Exchangeable Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. See "Description of Debt Securities We May Offer—Indexed Debt Securities" in the accompanying prospectus.

General

The Exchangeable Notes are a series of debt securities issued by UBS AG under the debt indenture (the "indenture") described in the accompanying prospectus.

The aggregate principal amount of Exchangeable Notes issued will be $         million (or $          million if the underwriter exercises its over-allotment option in full). The Exchangeable Notes are exchangeable for a maximum of 16,300,000 shares of Underlying Stock (or a maximum of 18,750,000 shares of Underlying Stock if the underwriter exercises its over-allotment option in full). The indenture does not limit the amount of Exchangeable Notes that UBS AG may issue, and in the future UBS AG may issue additional Exchangeable Notes or other securities with terms similar to those of the Exchangeable Notes.

The Exchangeable Notes will mature on September 15, 2013 (the "initial maturity date"), subject to extension under the circumstances described below under "—Mandatory Exchange and Delivery of Underlying Stock or Cash at Maturity" and acceleration upon an event of default as described in the accompanying prospectus or under the circumstances described below under "—Exchange upon Certain Reorganization Events" (such date, including if so extended or accelerated, the "maturity date"). The Exchangeable Notes will constitute part of the senior debt of UBS AG and will rank on an equal basis with all other unsecured and unsubordinated debt of UBS AG. The Exchangeable Notes are not principal protected.

Each Exchangeable Note will be issued with a principal amount of $25.00 and will bear interest as described below. The Exchangeable Notes will be issued only in fully registered form and in denominations of $25.00 and integral multiples thereof.

Interest Payments

The Exchangeable Notes will bear interest at a rate of         % annually (or approximately $             annually per $25.00 principal amount of Exchangeable Notes), plus additional interest as described below.

UBS AG will pay interest on the Exchangeable Notes on every March 15, June 15, September 15 and December 15, commencing December 15, 2010, including on the maturity date, except that if the maturity date is extended beyond the initial maturity date, UBS AG will pay the interest otherwise due on the initial maturity date on the maturity date as so extended. Each payment of interest due on an interest payment date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment, or from September                            , 2010 (the "issue date"), if none has previously been paid or made available for payment, to the relevant interest payment date. UBS AG will compute interest on the Exchangeable Notes on the basis of a 360-day year of twelve 30-day months.

Description of the Exchangeable Notes

On each interest payment date, the amount of interest due on each $25.00 principal amount of Exchangeable Notes will be the sum of:

  •
  interest accrued at the fixed rate stated above on the principal amount of such Exchangeable Notes; plus

  •
  if GT Solar has actually paid cash dividends on the Underlying Stock since the prior interest payment date (or since the issue date, in the case of the first interest payment date on which interest is paid), additional interest on such Exchangeable Notes in an amount equal to the product of (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the number of shares of Underlying Stock represented by such Exchangeable Notes at the Maximum Exchange Ratio, multiplied by (iii) the percentage of a share of Underlying Stock appropriate to delta hedge a share of Underlying Stock underlying an Exchangeable Note, as determined by the Calculation Agent in its reasonable discretion using the Black-Scholes pricing formula (the "Hedge Percentage"), determined as of the ex-dividend date for the applicable dividend.

If the maturity date is extended beyond the initial maturity date, the fixed-rate interest described in the first bullet above will cease to accrue on the initial maturity date, but the additional interest described in the second bullet above, adjusted as described below if the ex-dividend date falls during the Settlement Averaging Period (as defined below), will continue to accrue through the maturity date.

Cash dividends paid by GT Solar in respect of a record date for the Underlying Stock that was before the Exchangeable Notes were first issued will not be taken into account in calculating the amount of interest due on the Exchangeable Notes. If the record date for the payment of a cash dividend on the Underlying Stock is after the issue date of the Exchangeable Notes and the record date for payment of the dividend is before the maturity date, UBS AG will take that dividend into account in calculating the amount of interest due on the Exchangeable Notes only if GT Solar actually pays that cash dividend on or before the relevant interest payment date; provided, however, that in connection with calculating interest payable on the maturity date, UBS AG will take any such dividend into account even if GT Solar does not pay that cash dividend prior to the maturity date.

If the ex-dividend date for a dividend payment on the Underlying Stock occurs during the Settlement Averaging Period, then the additional interest UBS AG will pay investors in relation to such dividend (which shall be in addition to the amount of any additional interest payable in respect of any other dividend actually paid since the preceding interest payment date) with respect to each $25.00 principal amount of Exchangeable Notes will equal the sum of:

  (a)
  the product of (i) the sum of (A) for all trading days in the Settlement Averaging Period prior to the related ex-dividend date for which UBS AG has delivered Underlying Stock, the Daily Settlement Amount for such trading day, plus (B) for all trading days in the Settlement Averaging Period prior to the related ex-dividend date for which UBS AG has exercised the option to pay cash instead of delivering Underlying Stock, zero, and (ii) the total amount of such dividend per share of Underlying Stock, plus

  (b)
  the product of (i) 0.05 times the number of trading days remaining in the Settlement Averaging Period beginning on and including the ex-dividend date; and (ii) the amount of additional interest that UBS AG would otherwise be required to pay investors under second bullet above in respect of such dividend, with the Hedge Percentage adjusted as the Calculation Agent determines appropriate to account for the number of days for which a Daily Settlement Amount has not yet been determined.

Description of the Exchangeable Notes

If an interest payment date or the maturity date falls on a day that is not a business day (as defined below), the payment to be made on that date will be made on the next succeeding business day with the same force and effect as if made on that interest payment date or the maturity date, as the case may be, and no further interest will accrue as a result of such delayed payment (either at the fixed rate described in the first bullet above or as additional interest described in the second bullet above).

UBS AG will pay the interest to the investor in whose name the Exchangeable Notes are registered at the close of business on the regular record date relating to the interest payment date, provided that the interest payable on the maturity date will be payable to the person to whom delivery of the maturity payment is due. Exchangeable Notes surrendered for exchange by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on such Exchangeable Notes on such interest payment date. The regular record date relating to an interest payment date will be the March 1, June 1, September 1 and December 1 immediately preceding the relevant interest payment date. For the purpose of determining the investor at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on the immediately preceding business day.

Mandatory Exchange and Delivery of Underlying Stock or Cash at Maturity

Unless the Exchangeable Notes have been accelerated or exchanged prior to the maturity date either upon an event of default (as described in the accompanying prospectus) or as described below under "—Exchange upon Certain Reorganization Events," on the maturity date UBS AG will mandatorily exchange each $25.00 principal amount of outstanding Exchangeable Notes for cash, shares of Underlying Stock or a combination of cash and shares of Underlying Stock, as described below (together with such other Exchange Property, as defined below, as may accompany the Underlying Stock, or into which the Underlying Stock may have changed, in each case as described below under "—Anti-Dilution Adjustments"). UBS AG will deliver to each exchanging holder, in respect of each $25.00 principal amount of Exchangeable Notes being exchanged, a "Total Settlement Amount" equal to the sum of the Daily Settlement Amounts (as defined below) for each of the 20 consecutive trading days during the Settlement Averaging Period, unless the Exchangeable Notes are declared immediately due and payable following an event of default, in which case the Total Settlement Amount shall be calculated as described in the following paragraph.

If any Exchangeable Notes are exchanged upon acceleration following an event of default or as described below under "—Exchange upon Certain Reorganization Events," UBS AG will mandatorily exchange each $25.00 principal amount of outstanding Exchangeable Notes for cash, shares of Underlying Stock or a combination of cash and shares of Underlying Stock in connection with such acceleration or other exchange. For a discussion of the consequences of an exchange as a result of a Fundamental Reorganization Event, see "—Exchange upon Certain Reorganization Events" below. If the Exchangeable Notes are declared immediately due and payable following an event of default, the Total Settlement Amount will equal 20 times the Daily Settlement Amount on the date upon which the Exchangeable Notes are so declared to be immediately due and payable. In addition, if the Exchangeable Notes are declared immediately due and payable following an event of default, holders will be entitled to receive from UBS AG, in cash, accrued and unpaid interest through the acceleration date plus the present value of all future interest payments that would have been payable for the period from and including such acceleration date to but excluding the initial maturity date. Such present value shall be calculated based on an interest rate equal to (i) the USD-LIBOR-BBA interest rate (for any period of twelve months or less) or the "offer side" US dollar swap rate in effect on the acceleration date with a designated maturity that corresponds most closely to, but is longer than, the period from

Description of the Exchangeable Notes

and including such acceleration date to but excluding the initial maturity date, plus (ii) 100 basis points.

UBS AG will have the option to pay holders cash instead of delivering Underlying Stock (and/or Exchange Property, as the case may be) in the manner and in the circumstances described below. To exercise this option, UBS AG must notify the trustee of its election on or before the beginning of the Settlement Averaging Period. If on any trading day UBS AG elects to pay the Daily Settlement Amount in cash rather than delivering Underlying Stock, it must specify the trading days in respect of which it will do so (which must be consecutive trading days at the end of the Settlement Averaging Period). The trustee will in turn notify DTC and publish a notice of UBS AG's election in a daily newspaper of national circulation. If UBS AG does not notify the trustee of such an election on or before the beginning of the Settlement Averaging Period, UBS will be deemed to have elected to deliver solely shares of Underlying Stock in respect of its exchange obligations.

The "Daily Settlement Amount" for each of the 20 consecutive trading days during the Settlement Averaging Period with respect to each $25.00 principal amount of Exchangeable Notes will, if UBS AG elects to deliver Underlying Stock, be equal to 1/20th of the Daily Exchange Ratio on such trading day. In all cases, the "Daily Exchange Ratio" will be calculated (subject to adjustment as set forth elsewhere herein) with respect to each $25.00 principal amount Exchangeable Notes as set forth below:

  (a)
  if the Daily Closing Price (as defined below) on the relevant trading day is greater than $             (the "Threshold Appreciation Price"), which is approximately         % above the Initial Price of $             (which is equal to the public offering price of the common stock sold in the concurrent public offering), the Daily Exchange Ratio will be                           shares of Underlying Stock (the "Minimum Exchange Ratio");

  (b)
  if the Daily Closing Price on the relevant trading day is less than or equal to the Initial Price, the Daily Exchange Ratio will be equal to                            (the "Maximum Exchange Ratio" and, together with the Minimum Exchange Ratio, the "Fixed Exchange Ratios"); and

  (c)
  if the Daily Closing Price on the relevant trading day is less than or equal to the Threshold Appreciation Price but is greater than the Initial Price, the Daily Exchange Ratio will be equal to $25.00 divided by the Daily Closing Price, which will be between the Minimum Exchange Ratio and the Maximum Exchange Ratio.

If UBS AG elects to pay the Daily Settlement Amount in cash on any trading day, such Daily Settlement Amount shall be equal to 1/20th of the product of the Daily Exchange Ratio and the Daily Closing Price on such trading day.

Accordingly, on the maturity date UBS AG will deliver a number of shares of Underlying Stock (or the cash equivalent, in whole or in part) in an amount equal to or between the Minimum Exchange Ratio and the Maximum Exchange Ratio (subject to adjustment as set forth herein) for each $25.00 principal amount of Exchangeable Notes. The value of those shares of Underlying Stock will not necessarily equal the principal amount of a holder's Exchangeable Notes.

"Daily Closing Price" of the Underlying Stock (or any other security that is part of the Exchange Property, if applicable), in respect of any trading day, means (i) the closing sale price for the regular trading session (without considering after-hours trading or other trading outside regular trading session hours) of the security (regular way) on the Exchange on that date (or, if no closing price is reported, the last reported sale price during that regular trading session; (ii) if the Exchange is the over-the-counter market, the last quoted bid price for such security in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization; or (iii) if the security is not so quoted, the average of the mid-point of the last bid and ask prices for such

Description of the Exchangeable Notes

security from at least three nationally recognized investment banking firms, which may include one or more of affiliates of UBS AG, that UBS AG selects for such purpose.

"Exchange" is defined as The NASDAQ Global Select Market or, if the relevant security is not listed for trading on the Nasdaq Global Select Market on the relevant day for a reason other than a Market Disruption Event, the principal U.S. national or regional securities exchange on which the relevant security is so listed or, if the relevant security is not so listed on any U.S. national or regional securities exchange for a reason other than a Market Disruption Event, the over-the-counter market.

"Settlement Averaging Period" means the 20 consecutive trading-day period beginning on the twenty-third scheduled trading day immediately preceding the initial maturity date (the "Start Date"). If 20 trading days with respect to the Settlement Averaging Period for the Underlying Stock have not occurred during the period beginning on the twenty-third scheduled trading day immediately preceding the initial maturity date and ending October     , 2013 (the "End Date"), which is approximately 15 trading days after the initial maturity date, then (i) all remaining trading days in the Settlement Averaging Period will be deemed to occur on the End Date, and (ii) the Daily Closing Price for each such remaining trading day will be the Daily Closing Price on the End Date or, if there is a Market Disruption Event on the End Date, the market value per share of Underlying Stock on such date as determined by UBS AG in its reasonable discretion.

A "trading day" is any business day on which there has not occurred or does not exist a Market Disruption Event. A "business day" is any day that is not a Saturday, a Sunday or a day on which either the Exchange or banking institutions or trust companies generally in The City of New York are authorized or obligated by law or executive order to close.

A "Market Disruption Event" means any of the following events that UBS AG in its reasonable discretion determines is material: (i) any suspension of or limitation imposed on trading by the Exchange during the one-hour period prior to the closing of trading for the regular trading session on the Exchange and whether by movements in price exceeding limits permitted by the Exchange or otherwise (a) relating to the security the Daily Closing Price of which is being determined on the Exchange or (b) in futures or options contracts relating to such security on any relevant exchange or quotation system; (ii) any event (other than an event described below in clause (iii) that disrupts or impairs (as determined by UBS AG in its reasonable discretion) the ability of market participants during the one-hour period prior to the closing of trading for the regular trading session on the Exchange in general (a) to effect transactions in, or obtain market values for, such security on the Exchange, or (b) to effect transactions in, or obtain market values for, futures of options contracts relating to such security on any relevant exchange or quotation system; or (iii) the failure to open the Exchange or any exchange or quotation system on which futures or options contracts relating to such security are traded or the closure of such Exchange, exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such Exchange, exchange or quotation system at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange, exchange or quotation system on such day, and (b) the submission deadline for orders to be entered into such Exchange, exchange or quotation system for execution at the actual closing dime on such day. UBS AG will give investors notice if a Market Disruption Event occurs during the period beginning on the Start Date and ending on the last trading day of the Settlement Averaging Period.

Unless a Market Disruption Event occurs or the maturity of the Exchangeable Notes is accelerated, the "maturity date" will be the initial maturity date. If a Market Disruption Event occurs, the "maturity

Description of the Exchangeable Notes

date" will be the later of the initial maturity date and the business day following the last trading day of the Settlement Averaging Period, but will be no later than the End Date.

Any shares of Underlying Stock that UBS AG delivers to holders (assuming such holders are not affiliated with GT Solar), including holders that are affiliates of UBS AG, will be free of any transfer restrictions under the Securities Act of 1933, and the holders of such Underlying Stock will be responsible for the payment of all brokerage costs upon the subsequent sale of such shares. If exchanging holders are otherwise entitled to receive fractional shares in respect of their aggregate holdings of Exchangeable Notes, they will receive cash in lieu thereof. See "—No Fractional Shares" below.

UBS AG will have the option to deliver shares to the trustee in respect of the Daily Settlement Amount for any one or more of the days in the Settlement Averaging Period at any time after the relevant Daily Settlement Amount for that day is determined and before the maturity date, and the delivery by UBS AG of those shares to the trustee for the benefit of the holders of the Exchangeable Notes before the maturity date will be irrevocable and will satisfy its obligation to deliver those shares on the maturity date. After that delivery, UBS AG will have no ownership interest in the shares it has delivered. The trustee will hold any shares UBS AG delivers for the benefit of, and as nominee for, the holders of the Exchangeable Notes and will distribute them to the holders of the Exchangeable Notes on the maturity date. Each holder of Exchangeable Notes will be shown in the records of the trustee as the holder of the shares of Underlying Stock or other Exchange Property represented by the Daily Settlement Amount deliverable upon exchange as of the close of business on the respective day during the Settlement Averaging Period. Accordingly, holders of Exchangeable Notes (or their nominees, excluding the trustee as described in the preceding sentence) that are exchanged at maturity will generally become holders of record in the books of GT Solar's transfer agent on the maturity date. However, if prior to the maturity date the Underlying Stock has been replaced by Exchange Property, or if any information required in order to deliver the Exchange Property will not be available as of such date, the trustee will deliver such Exchange Property on the third trading day after the earliest trading day on which such information is available.

Notwithstanding the foregoing, in the case of certain Adjustment Events and Reorganization Events, the consideration received by investors will be cash or property, or a combination thereof, received by UBS AG in respect of Underlying Stock, rather than (or in addition to) shares of Underlying Stock. See "—Anti-Dilution Adjustments" below.

Illustrative Exchange Amounts

For illustrative purposes only, the following chart shows the number of shares of Underlying Stock that a holder would receive for each $25.00 principal amount of Exchangeable Notes at various Daily Closing Prices for the Underlying Stock. The chart assumes that there will be no adjustments to the Daily Exchange Ratio or Exchange Property due to any of the events described under "—Anti-Dilution Adjustments" below and that, on each trading day for which the Daily Closing Price is greater than approximately $10.76, the Daily Settlement Amount will be 2.324 shares of Underlying Stock per $25.00 principal amount of Exchangeable Notes. Actual Daily Closing Prices may fall outside the range set forth below. Based on an Initial Price of $8.78 and a Threshold Appreciation Price of approximately $10.76, an investor would receive on or shortly after the maturity date the number of shares of Underlying Stock (or their cash equivalent) set forth below for each $25.00 principal amount of Exchangeable Notes:

Description of the Exchangeable Notes

	Trading day

	1	2	3	4	5	6	7	8	9	10

	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00

	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00

Daily	$8.50	$8.25	$8.00	$8.25	$8.50	$8.75	$9.00	$8.75	$8.50	$8.25

Closing	$8.75	$8.50	$8.75	$9.00	$9.25	$9.00	$9.10	$8.90	$9.00	$9.25

Price	$9.00	$9.05	$9.10	$9.15	$9.20	$9.25	$9.30	$9.35	$9.40	$9.45

	$9.25	$9.35	$9.55	$9.75	$9.65	$9.85	$9.55	$9.45	$9.35	$9.55

	$9.50	$10.00	$10.25	$10.50	$10.75	$10.25	$10.00	$10.35	$10.00	$9.90

	$11.00	$11.50	$11.30	$11.60	$11.80	$12.00	$12.15	$12.25	$11.70	$11.90

	$12.00	$11.85	$12.25	$11.55	$12.75	$13.25	$13.50	$13.25	$12.50	$11.75

11	12	13	14	15	16	17	18	19	20	Number of Shares Received

$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	2.847

$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	2.847

$8.00	$7.75	$8.00	$8.25	$8.50	$8.75	$9.00	$8.75	$8.50	$8.75	2.840

$9.40	$9.30	$9.20	$9.30	$9.60	$9.50	$9.40	$9.55	$9.65	$9.70	2.714

$9.50	$9.55	$9.60	$9.65	$9.70	$9.75	$9.80	$9.85	$9.90	$9.95	2.641

$9.75	$9.85	$9.90	$9.95	$10.05	$10.15	$10.25	$10.45	$10.65	$10.85	2.542

$9.50	$9.80	$10.50	$11.00	$11.15	$11.50	$11.35	$11.25	$11.10	$11.00	2.425

$11.85	$12.10	$12.30	$12.40	$12.15	$11.50	$11.95	$11.80	$11.40	$11.25	2.324

$12.15	$12.55	$12.75	$12.25	$12.10	$11.95	$11.75	$11.55	$11.50	$12.00	2.324

No Fractional Shares

UBS AG will not deliver fractional shares of Underlying Stock or other securities in exchange for the Exchangeable Notes. If more than $25.00 principal amount of Exchangeable Notes is surrendered at one time by the same investor, the number of full shares of Underlying Stock or other Exchange Property to be delivered on the maturity date will be computed on the basis of the aggregate principal amount of Exchangeable Notes so surrendered. Instead of delivering any fractional share or security, UBS AG will pay an amount in cash equal to the value of such fractional share or security based on the Daily Closing Price of the Underlying Stock or such other security on the last trading day of the Settlement Averaging Period.

Anti-Dilution Adjustments

Dilution Events

The formula for determining the Daily Exchange Ratio will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  •
  the payment of dividends and distributions on Underlying Stock that consist solely of shares of Underlying Stock; and

  •
  subdivisions, splits and combinations of Underlying Stock.

Description of the Exchangeable Notes

All adjustments to the Daily Exchange Ratio will be calculated to the nearest 1/10,000th of a share of Underlying Stock (or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share). Adjustments shall be made as of the close of business on the date on which the event giving rise to the adjustment occurs.

Each adjustment to the Daily Exchange Ratio will also result in corresponding adjustments to the Fixed Exchange Ratios, the Initial Price and the Threshold Appreciation Price solely for purposes of determining the Daily Exchange Ratio on such day. The required adjustments will be made on each day during the Settlement Averaging Period and will be equal to the inverse (specified as a fraction) of the adjustment to the Daily Exchange Ratio on such day.

If GT Solar pays a stock dividend or makes a distribution solely in shares of the Underlying Stock, or subdivides or splits its outstanding shares of the Underlying Stock into a greater number of shares, or combines its outstanding shares of the Underlying Stock into a smaller number of shares, the Daily Exchange Ratio will be adjusted based on the following formula:

ER = ER0	x	OS OS0

where,

ER0 =	the applicable Daily Exchange Ratio in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share subdivision or split or combination, as the case may be;
ER =
the applicable Daily Exchange Ratio in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such share subdivision or split or combination, as the case may be;
OS0 =
the number of shares of the Underlying Stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or split or combination, as the case may be; and
OS =
the number of shares of the Underlying Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or split or combination, as the case may be.

Adjustment Events

The type of property deliverable upon exchange of the Exchangeable Notes in respect of each share of Underlying Stock (the "Exchange Property"), will be adjusted, without duplication, upon the occurrence of certain events (each such event, an "Adjustment Event"), including the following:

  (a)
  distributions to all holders of Underlying Stock of evidences of GT Solar's indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered above under "—Anti-Dilution Adjustments—Dilution Events", clause (b) below and any dividend or distribution paid exclusively in cash);

  (b)
  the issuance to all holders of Underlying Stock of (i) rights, warrants, purchase contracts or options (other than pursuant to any dividend reinvestment, share purchase or employee stock

Description of the Exchangeable Notes

    option plans) entitling them, at any time on or prior to the maturity date, to subscribe for or purchase Underlying Stock at less than the current market price thereof on the date of issuance or (ii) evidences of GT Solar's indebtedness or other securities maturing at any time on or prior to the initial maturity date (such rights, warrants contracts, options, evidences and securities collectively, "Expiring Rights"); or

  (c)
  if GT Solar or one of its subsidiaries makes a payment in respect of a tender offer or exchange offer for less than all outstanding Underlying Stock, to the extent that the cash and value of any other consideration included in the payment per share of Underlying Stock exceeds the closing price per share of Underlying Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

In the case of an event described in clause (a) above, the Exchange Property in respect of each share of Underlying Stock would include, in addition to such share of Underlying Stock or other Exchange Property, the amount of securities, cash or other property in an amount equal to the product of (i) the amount of such securities, cash or other property received per share of Underlying Stock underlying the Exchangeable Notes determined using the Maximum Exchange Ratio, multiplied by (ii) the Hedge Percentage as of the date of such distribution (unless such Exchange Property consists of Reported Securities, in which case no such multiplication shall be required).

In the case of an event described in clause (b) above, the Exchange Property in respect of each share of Underlying Stock would include, in addition to such share of Underlying Stock or any other Exchange Property, an amount in cash equal to the product of (i) the average per-share net cash proceeds (calculated using the Maximum Exchange Ratio) received by UBS AG from all sales of such Expiring Rights to an unrelated third party or parties multiplied by (ii) the Hedge Percentage as of the date such proceeds are obtained; provided that UBS AG will use reasonable efforts to effect such sales as soon as practicable following such an Adjustment Event, but no assurance can be given that such sales will be effected, and if no such sales can be effected the Expiring Rights may expire worthless, in which case no change would be made to the Exchange Property.

In the case of an Adjustment Event described in clause (c) above, the Exchange Property in respect of each share of Underlying Stock would include:

  (1)
  a fraction of a share of Underlying Stock (based on the quotient of (i) the maximum number of shares of Underlying Stock deliverable under the Exchangeable Notes outstanding on the date such Adjustment Event occurs that are not purchased or exchanged in such Adjustment Event, divided by (ii) the maximum number of shares of Underlying Stock deliverable under the Exchangeable Notes outstanding on the date of such Adjustment Event immediately prior to the acceptance of shares of Underlying Stock tendered by UBS AG in such tender or exchange offer), and

  (2)
  the product of (i) the kind and amount of cash and other property received per share of Underlying Stock pursuant to such tender or exchange offer (calculated using the Maximum Exchange Ratio), multiplied by (ii) the Hedge Percentage as of the date such proceeds are obtained.

provided that UBS AG will use reasonable efforts to tender its Underlying Stock into such tender or exchange offer on the last date on which tenders or exchanges may be made and provided further that if UBS AG fails to tender Underlying Stock in such tender or exchange offer, no change would be made to the Exchange Property.

Description of the Exchangeable Notes

In each of the foregoing cases, the actual amount of the Exchange Property deliverable upon exchange of each $25.00 principal amount of Exchangeable Notes will be based on the applicable Daily Exchange Ratio.

In addition, if at any time GT Solar adopts a rights agreement or shareholder rights plan for the purpose of deterring coercive takeover activities, the Exchange Property shall include the rights issued pursuant to such plan to all holders of Underlying Stock ("anti-takeover rights"), regardless of whether such anti-takeover rights are exercisable or have separated from the Underlying Stock prior to the maturity date; provided that, if the anti-takeover rights have separated from the Underlying Stock prior to the maturity date, the number of anti-takeover rights distributed with respect to each $25.00 principal amount of Exchangeable Notes in connection with any exchange shall be equal to the product of (i) the number of such rights distributed per share of Underlying Stock multiplied by (ii) the Hedge Percentage as of the time of such separation, multiplied by (iii) the number of shares of Underlying Stock represented by $25.00 principal amount of Exchangeable Notes on the ex-dividend date of such rights; provided further that if such anti-takeover rights are Expiring Rights, the Exchange Property (as determined on a per-share basis) shall include an amount in cash equal to the quotient of (i) the average per-share net cash proceeds (calculated using the Maxmium Exchange Ratio) received by UBS AG from all sales of such anti-takeover rights to an unrelated third party or parties, multiplied by (ii) the Hedge Percentage as of the date such proceeds are obtained; and provided further that UBS AG will use reasonable efforts to effect such sales as soon as practicable following the separation of any anti-takeover rights that are Expiring Rights from the Underlying Stock, but no assurance can be given that such sales will be effected, and if no such sales can be effected such anti-takeover rights may expire worthless, in which case no change would be made to the Exchange Property.

Reorganization Events

In the case of certain reclassifications (for example, of common equity securities to non-common equity securities), consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Underlying Stock is converted into the right to receive other securities, cash or property (any such event, a "Reorganization Event"), the Exchange Property would become, instead of Underlying Stock, the kind of securities, cash and other property receivable upon such Reorganization Event (except as otherwise specifically provided, without any interest thereon and without any right to dividends or distributions thereon that have a record date that is prior to the maturity date) by a holder of Underlying Stock immediately prior to the consummation of such Reorganization Event; provided that if such Exchange Property would otherwise include Expiring Rights, the Exchange Property (as determined on a per-share basis) shall include an amount in cash equal to the quotient of (i) the net cash proceeds received by UBS AG from all sales of such Expiring Rights to an unrelated third party or parties, divided by (ii) the aggregate number of shares of Underlying Stock to which holders would be entitled in respect of the then-outstanding amount of Exchangeable Notes on the maturity date or earlier date on which such Exchangeable Notes are exchanged determined using the Maximum Exchange Ratio; and provided further that UBS AG will use reasonable efforts to effect such sales as soon as practicable following such an Adjustment Event, but no assurance can be given that such sales will be effected, and if no such sales can be effected the Expiring Rights may expire worthless, in which case no change would be made to the Exchange Property. The Exchange Property would be the hypothetical amount of such securities, cash and other property that would have been received per share of Underlying Stock or per unit of other Exchange Property upon consummation of the Reorganization Event, subject to the provisos of the preceding sentence.

Description of the Exchangeable Notes

General

After the occurrence of any Adjustment Event or Reorganization Event on or prior to the maturity date, UBS AG will deliver any Exchange Property that is not shares of Underlying Stock on the maturity date or any earlier date on which the notes are exchanged (or, if such Exchange Property has not yet been delivered to holders of the Underlying Stock on such date, as soon as practical after so delivered), instead of (in the case of a Reorganization Event) or in addition to (in the case of an Adjustment Event), shares of Underlying Stock. The actual amount of Exchange Property UBS AG will deliver upon exchange of each $25.00 principal amount of Exchangeable Notes for each day during the Settlement Averaging Period will be equal to:

  (i)
  in the case of Reported Securities (other than any Reported Securities that are Expiring Rights), a number of Reported Securities equal to the product of (x) the Daily Exchange Ratio on such day and (y) the number of Reported Securities distributed on each share of Underlying Stock, and

  (ii)
  in the case of Exchange Property other than Reported Securities, including cash, the amount of such Exchange Property equal to the product of (x) the Daily Exchange Ratio on such day, (y) the amount of such Exchange Property distributed on each share of Underlying Stock and (z) the Hedge Percentage, determined as of the date on which such Exchange Property was acquired by UBS AG.

Any adjustments made prior to the date of an Adjustment Event or Reorganization Event to the applicable market value of Underlying Stock as set forth above under "—Anti-Dilution Events," shall also be made to the applicable market value of the Exchange Property following any Adjustment Event or Reorganization Event.

UBS AG will be required, within ten business days following the adjustment to the Daily Exchange Ratio or the occurrence of an Adjustment Event or Reorganization Event, to provide written notice to the indenture trustee of such occurrence and a statement in reasonable detail setting forth the method by which the adjustment to the Daily Exchange Ratio or the change in Exchange Property or the adjustment, if any, to the maximum number of shares of Underlying Stock or the maximum amount of Exchange Property deliverable by us upon exchange of the Exchangeable Notes was determined and setting forth the revised Daily Exchange Ratio or any changes to the composition of the Exchange Property or the revised maximum number of shares of Underlying Stock or the revised maximum amount of Exchange Property deliverable by us upon exchange of the Exchangeable Notes, as the case may be.

If the Exchangeable Notes become exchangeable, in whole or in part, into any property other than Underlying Stock, such Exchange Property will be subject to adjustment in the same manner and upon the occurrence of the same types of events described above with respect to Underlying Stock.

No adjustments will be made for certain other events, such as offerings of GT Solar common stock by GT Solar for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of GT Solar common stock by the Selling Stockholder or any other security holder.

Each Holder of Exchangeable Notes will be responsible for the payment of any and all brokerage and other transaction costs upon the delivery to it of such other Exchange Property at maturity.

UBS AG will, upon being notified of the occurrence of an event that requires an adjustment to the Daily Exchange Ratio or the occurrence of an Adjustment Event or a Reorganization Event (or, in either case, if UBS AG is not then aware of such occurrence, as soon as practicable after becoming so aware), promptly notify the trustee and each owner of Exchangeable Notes in writing of the

Description of the Exchangeable Notes

occurrence of such event including a statement setting forth the factors by which the Daily Exchange Ratio and the Daily Closing Price are to be adjusted in order to determine how the Daily Settlement Amount definition will apply on each day on which a Daily Settlement Amount is required to be calculated.

Adjustment of Daily Closing Price.    Following an Adjustment Event or a Reorganization Event, the Daily Closing Price, as such term is used throughout the definition of Daily Settlement Amount, will be deemed to equal:

  •
  if shares of Underlying Stock are outstanding on any day when the Daily Settlement Amount is calculated, the Daily Closing Price of Underlying Stock, as adjusted pursuant to the method described above under "—Dilution Adjustments," otherwise zero; plus

  •
  the Transaction Value.

"Transaction Value" means (i) for any cash received in any Adjustment Event or a Reorganization Event, the amount of cash received per share of Underlying Stock; (ii) for any Reported Securities received in any Adjustment Event or Reorganization Event, an amount equal to (a) the Daily Closing Price of such Reported Securities on the date of determination, multiplied by (b) the number of such Reported Securities (as adjusted pursuant to the methods described above under "—Anti-Dilution Adjustments") received per share of Underlying Stock; and (iii) for any property received in any Adjustment Event or a Reorganization Event other than cash or Reported Securities, an amount equal to the fair market value of the property received per share of Underlying Stock on the date such property is received or ceases to be a Reported Security, as determined by a nationally recognized investment banking firm in its sole discretion absent manifest error, which may be an affiliate of UBS AG, that UBS AG retains for this purpose; provided, however, that in the case of clause (ii), with respect to securities that are Reported Securities by virtue of only clause (i)(d) of the definition of Reported Securities below, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of the date of determination from each of at least three nationally recognized investment banking firms, which may include one or more of affiliates of UBS AG, that UBS AG retains for such purpose multiplied by the number of such Reported Securities (as adjusted pursuant to the methods described above under "—Anti-Dilution Adjustments") received per share of Underlying Stock. For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event or a Reorganization Event will be deemed to have been received immediately prior to the close of business on the record date for such event or, if there is no record date for such event, immediately prior to the close of business on the effective date of such event.

"Reported Securities" means securities received by holders of Underlying Stock in an Adjustment Event that (i) are (a) listed on a U.S. national securities exchange; (b) reported on a U.S. national securities system subject to last sale reporting; (c) traded in the over-the-counter market and reported on by the OTC Bulletin Board, the National Quotation Bureau or a similar organization; or (d) for which bid and ask prices are available from at least three nationally recognized investment banking firms; and (ii) are either (a) perpetual equity securities; or (b) non-perpetual equity or debt securities with a stated maturity after the maturity date.

Exchange upon Certain Reorganization Events

Prior to the maturity date, if GT Solar is involved in a Fundamental Reorganization Event, the Exchangeable Notes will automatically be accelerated and, promptly following the effective date (the "effective date") of such Fundamental Reorganization Event, exchanged (the date of such exchange, the

Description of the Exchangeable Notes

"Fundamental Exchange Date") for an amount of Exchange Property computed based on the Daily Exchange Ratio in effect immediately prior to the effective date.

A "Fundamental Reorganization Event" will be deemed to have occurred if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of common equity representing more than 50% of the voting power of the common equity of GT Solar;

  (2)
  GT Solar is involved in a consolidation with or merger into any other person, or any merger of another person into GT Solar, or any other similar transaction or a series of related transactions pursuant to which the Underlying Stock will be converted into cash, securities or other property or GT Solar sells, leases or transfers in one transaction or series of related transactions all or substantially all of the property and assets of GT Solar and its subsidiaries;

  (3)
  the Underlying Stock (or any other security to be delivered upon settlement of the Exchangeable Notes following a Reorganization Event) ceases to be listed or quoted on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); or

  (4)
  GT Solar's shareholders vote for its liquidation, dissolution or termination.

provided, however, that a Fundamental Reorganization Event will not be deemed to have occurred if at least 90% of the consideration received by holders of GT Solar's common stock in the transaction or transactions consists of shares of common stock that are listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors).

UBS AG will deliver to each holder, on the Fundamental Exchange Date, the Exchange Property in respect of each Underlying Share that the holder would have been entitled to receive in the Fundamental Reorganization Event for each share of Underlying Stock such holder would have held had it exchanged the Exchangeable Notes immediately before the Fundamental Reorganization Event, plus the additional make-whole shares (as calculated below under "—Adjustment to Shares Delivered upon Exchange upon a Fundamental Reorganization Event"). The make-whole shares may be paid in cash, shares of Underlying Stock (or other Exchange Property, as the case may be) or a combination thereof at the election of UBS AG. The shares of Underlying Stock (other than any make-whole shares) the holder will be assumed to have held in such case will be equal to the Daily Exchange Ratio calculated assuming the Daily Closing Price is equal to the stock price for the Fundamental Reorganization Event.

UBS AG will provide each holder with a notice of the completion of a Fundamental Reorganization Event promptly following the receipt by holders of Underlying Stock of the consideration from such Fundamental Reorganization Event. The notice will specify the Fundamental Exchange Date, which shall be a date that promptly follows the receipt by holders of Underlying Stock of the consideration from such Fundamental Reorganization Event. The notice will also set forth, among other things, the formula for determining the applicable Daily Exchange Ratio and the amount of Exchange Property receivable by the holder upon exchange.

So long as the Exchangeable Notes are evidenced by one or more Global Notes deposited with DTC, procedures for Exchange upon a Fundamental Reorganization Event will also be governed by standing arrangements between DTC and the trustee.

Description of the Exchangeable Notes

Adjustment to Shares Delivered upon Exchange upon a Fundamental Reorganization Event

The number of shares of Underlying Stock to be delivered upon exchange in connection with a Fundamental Reorganization Event will be increased by an additional number of shares of Underlying Stock (such additional make-whole amount of shares being hereafter referred to as the "make-whole shares"), with the number of make-whole shares to be determined by reference to the table below.

The number of make-whole shares will be based on the date on which the Fundamental Reorganization Event occurs or becomes effective (the "effective date") and the "stock price" in the Fundamental Reorganization Event, which will be:

  •
  in the case of a fundamental change described in clause (2) above and the holders of common stock of GT Solar receive only cash in the Fundamental Reorganization Event, the stock price shall be the cash amount paid or deemed paid per share;

  •
  otherwise, the stock price shall be the average of the closing prices of common stock of GT Solar over the 20 trading-day period ending on the trading day immediately preceding the effective date of such other Fundamental Reorganization Event.

If UBS AG elects to pay the make-whole shares in cash, such the amount of cash payable in respect of such make-whole shares shall be equal to the product of (i) the number of make-whole shares payable determined by reference to the table below and (ii) the stock price for the Fundamental Reorganization Event.

The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the Fixed Exchange Ratios. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the Fixed Exchange Ratios as set forth under "—Anti-dilution Adjustments."

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$

September , 2010
September 15, 2011
September 15, 2012
September 15, 2013

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

  •
  if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

  •
  if the stock price is in excess of $             per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

  •
  if the stock price is less than $             per share (subject to adjustment as described above) (the "minimum stock price"), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Description of the Exchangeable Notes

The obligation of UBS AG to deliver the make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Repurchase at Option of Holder

Holders have the right to require UBS AG to repurchase the Exchangeable Notes at any time. UBS AG will be required to repurchase any outstanding Exchangeable Note for which a holder delivers a written repurchase notice (a "repurchase notice"), together with the Exchangeable Notes to be repurchased (and, in the case of any Exchangeable Notes surrendered following a regular record date but before the related interest payment date, the payment described above under "—Interest Payments"), to the trustee in the manner set forth below. Any repurchase notice given is irrevocable at the time the trustee receives such notice and related Exchangeable Notes (the date on which the trustee receives such notice, the "notice date"). Any Exchangeable Notes submitted for repurchase in part shall be repurchased in a principal amount equal to $25.00 or a multiple of $25.00 in excess thereof. If the Exchangeable Notes are not certificated, the repurchase notice must comply with appropriate DTC procedures.

The repurchase price payable for an Exchangeable Note (the "repurchase price"), which shall be paid in cash, will be equal to the product of (i) the Minimum Exchange Ratio and (ii) the average of the Daily VWAP of the Underlying Stock (and/or any Exchange Property, as the case may be) over the five consecutive VWAP Trading Day period commencing on the trading day following the notice date (the "repurchase averaging period"). The repurchase price will be paid to the submitting holder no later than three trading days following the last day of the repurchase averaging period (the "repurchase payment date"). UBS AG will cause any accrued and unpaid interest to, but excluding, the last preceding interest payment date prior to the relevant notice date to be paid to the holder from whom Exchangeable Notes are repurchased. If any repurchase date falls after a record date in respect of an interest payment and on or prior to the corresponding interest payment date, UBS AG will cause the full amount of accrued and unpaid interest payable on such interest payment date to be paid to the holder of record at the close of business on such record date, and the holders whose notes are being repurchased will be required to make a payment in connection with such repurchase. See "—Interest Payments" above.

When a holder surrenders Exchangeable Notes for repurchase, UBS AG may direct the trustee to surrender such Exchangeable Notes to a financial institution designated by UBS AG, which may be an affiliate of UBS AG, for repurchase by it in lieu of repurchase by UBS AG. UBS AG will notify the holder surrendering Exchangeable Notes for repurchase that it has directed the designated financial institution to repurchase such notes. In such a case, the designated financial institution will deliver the applicable repurchase price to the holder on the repurchase payment date. Any notes repurchased by the designated financial institution will remain outstanding. If the designated financial institution does not timely deliver the repurchase price, UBS AG will cause it to do so or will promptly thereafter deliver the repurchase price to the holder.

"Daily VWAP" of the Underlying Stock (or any other security that is part of the Exchange Property, if applicable), in respect of any trading day, means the per share volume-weighted average price of such security on the Exchange as displayed under the heading "Bloomberg VWAP" on Bloomberg page SOLR <equity> AQR (or any equivalent successor or replacement page if such page is not available, or the Bloomberg page for any other security that is part of the Exchange Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day. If such information is not available on any Bloomberg

Description of the Exchangeable Notes

page, the volume-weighted average price for such trading day shall be the closing price of the Underlying Stock (or such other security) on the Exchange on such trading day.

"VWAP Trading Day" means any trading day on which there has not occurred or does not exist a VWAP Market Disruption Event.

"VWAP Market Disruption Event" means any of the following events that UBS AG in its reasonable discretion determines is material: (i) a failure by the Exchange on which the security for which VWAP is being determined is traded or quoted to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m. New York City time, on any trading day for such security, of an aggregate one-half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in such security or in any options, contracts or future contracts relating to such security.

Concurrent Transactions

Concurrently with this offering of Exchangeable Notes, the Selling Stockholder will enter into agreements to sell up to 25,000,000 shares of Underlying Stock, including 10,000,000 shares that are being sold in the Concurrent Offering and up to 15,000,000 additional shares of Underlying Stock in connection with this offering. Those 15,000,000 shares include a portion deliverable to UBS Securities LLC on the closing date of this offering, and additional shares that may be delivered pursuant to a forward purchase contract with UBS AG, London Branch (which latter share amounts may be cash or physically settled at the Selling Stockholder's option). The forward purchase contract will mature on or about the maturity date of the Exchangeable Notes, subject to UBS AG, London Branch's right to accelerate settlement subject to certain conditions.

In addition, concurrently with this offering of Exchangeable Notes, UBS AG will enter into the Residual Value Agreement with an affiliate. Under the Residual Value Agreement, UBS AG will be required to deliver to that affiliate, on the maturity date of the Exchangeable Notes, up to                           shares of Underlying Stock that may be held by UBS AG which may not be required to be delivered to the holders of the Exchangeable Notes. Such affiliate expects to enter into certain hedging arrangements in connection with its position under the Residual Value Agreement. At any time prior to maturity, the holder of the Residual Value Agreement may deliver Exchangeable Notes to UBS AG and cancel a pro rata portion of its rights under the Residual Value Agreement in exchange for up to                           shares of Underlying Stock per $25.00 principal amount of Exchangeable Note tendered for exchange (subject to adjustment as described under "—Anti-Dilution Adjustments"). At such time, UBS AG will also pay to the holder of the Residual Value Agreement the present value of the fixed portion of the remaining interest payments due under the Exchangeable Notes so delivered. The shares received in such exchange may be resold in the market.

Book-Entry System

Upon issuance, all Exchangeable Notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Exchangeable Notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Exchangeable Notes through the accounts that each of these systems maintains as a participant in DTC. A description of DTC's procedures with respect to the Global

Description of the Exchangeable Notes

Securities is set forth in the section "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus. DTC has confirmed to us and to the trustee that it intends to follow such procedures.

Same-Day Funds Settlement System and Payment

UBS AG will make all payments of interest on the Exchangeable Notes, and any cash payments on the maturity date, in immediately available funds.

The Exchangeable Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Exchangeable Notes will therefore be required by DTC to settle in immediately available funds. UBS AG can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchangeable Notes.

Regarding the Calculation Agent

The calculation agent will be UBS Securities LLC (the "Calculation Agent"). All determinations made by the Calculation Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on UBS AG and the holders of the Exchangeable Notes. Because the Calculation Agent is an affiliate of UBS AG, potential conflicts of interest may exist between the Calculation Agent and the holders of the Exchangeable Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the amounts due to the holders of the Exchangeable Notes. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

 Certain United States Federal Income Tax Considerations

The following is a summary of U.S. federal income tax consequences that are material to the purchase, ownership and disposition of the Exchangeable Notes. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to the decision to purchase the Exchangeable Notes by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary supersedes the discussion under the heading "—U.S. Tax Considerations" in the accompanying prospectus.

Except to the extent discussed under "—Non-U.S. Holders," this summary addresses the tax consequences only to a beneficial owner of the Exchangeable Notes that is a "U.S. Holder," which is defined as:

  •
  an individual who is a citizen or resident of the United States,

  •
  a U.S. domestic corporation, or

  •
  any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the Exchangeable Notes.

This summary is based on the U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary applies only to investors that will hold the Exchangeable Notes as capital assets, and that purchase their Exchangeable Notes in their initial offering. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as dealers in securities or foreign currencies, traders in securities or commodities electing to mark to market, financial institutions, insurance companies, tax-exempt organizations, partnerships or partners therein, persons that will hold the Exchangeable Notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction," "hedge," or other integrated investment comprised of the Exchangeable Notes and one or more other investments, or persons that have a functional currency other than the U.S. dollar. In addition, this summary does not address tax considerations applicable to persons that engage in transactions relating to the Underlying Stock other than the purchase of the Exchangeable Notes.

This summary does not include any description of the tax laws of any state or local governments or of any foreign government that may be applicable to the Exchangeable Notes or to the owners thereof. It also does not discuss the tax consequences of the ownership of Underlying Stock except where otherwise stated. Before acquiring the Exchangeable Notes, prospective investors should consult the publicly available sources of information concerning the tax treatment of the Underlying Stock. We assume that the statements in the attached prospectus of GT Solar relating to the shares of the Underlying Stock are accurate.

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms substantially the same as the Exchangeable Notes. No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the Exchangeable Notes, and no assurance can be given that the IRS will agree with all of the conclusions expressed herein. Investors should consult their own tax advisors in determining the tax consequences to them of holding Exchangeable Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local or other tax laws.

Certain United States Federal Income Tax Considerations

U.S. Holders

Pursuant to the terms of the indenture, UBS AG and you will be obligated (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the Exchangeable Notes for all tax purposes as a forward purchase contract to purchase Underlying Stock at the time that we deliver Underlying Stock to you (or to the trustee for your benefit) (the "delivery date"). Under the terms of this forward purchase contract:

  •
  at the time of issuance of the Exchangeable Notes you deposit irrevocably with us a fixed amount of cash equal to the purchase price of the Exchangeable Notes to assure the fulfillment of your purchase obligation described below, which deposit will unconditionally and irrevocably be applied on the delivery date to satisfy such obligation;

  •
  we will be obligated to pay a return on such deposit at a rate equal to the stated rate of interest on the Exchangeable Notes as compensation to you for our use of such cash deposit during the term of the Exchangeable Notes; and

  •
  on the delivery date such cash deposit unconditionally and irrevocably will be applied by us in full satisfaction of your obligation under the forward purchase contract, and we will deliver to you (or to the trustee on your behalf) the number of shares of Underlying Stock that you are entitled to receive at that time pursuant to the terms of the Exchangeable Notes (subject to our right to deliver cash in lieu of Underlying Stock). (You should note that cash proceeds of this offering will not be segregated by us during the term of the Exchangeable Notes, but instead will be commingled with our other assets and applied in a manner consistent with the "Use of Proceeds" discussion on page 10 of the accompanying prospectus.)

Consistent with the above characterization, amounts paid to us in respect of the original issue of an Exchangeable Note will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Exchangeable Note and amounts denominated as interest that are payable with respect to the Exchangeable Note will be characterized as ordinary income payable on the amount of such deposit, includible annually in your income in accordance with your method of accounting. Although such amounts are determined in part by reference to dividends on Underlying Stock, they will not be eligible for the lower rate of tax applicable to certain dividends received by individuals or the dividends received deduction.

Upon the sale or other taxable disposition of an Exchangeable Note, under the characterization above, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the Exchangeable Note. Such gain or loss generally will be long-term capital gain or loss if you held the Exchangeable Note for more than one year at the time of disposition. Your tax basis in an Exchangeable Note generally will equal your cost for the Exchangeable Note.

On the delivery of the Underlying Stock, under the characterization above, you will recognize no gain or loss on the purchase of the Underlying Stock by application of the monies received by us in respect of the Exchangeable Notes. You will have a tax basis in the Underlying Stock purchased equal to your tax basis in the Exchangeable Notes (less the portion of the tax basis in the Exchangeable Notes allocable to any fractional interest in the Underlying Stock, as described in the next sentence). You will recognize short-term capital gain or loss with respect to cash received in lieu of a fractional interest in the Underlying Stock. This amount equals the difference between the cash received and the portion of the tax basis in the Exchangeable Notes allocable to the fractional interest in the Underlying Stock (based on the relative number of fractional interests in the Underlying Stock and full interests in the Underlying Stock delivered to you). If we elect to pay cash at maturity rather than deliver the

Certain United States Federal Income Tax Considerations

Underlying Stock, under the characterization above, you generally will recognize capital gain or loss equal to any difference between the amount of cash received and your basis in the Exchangeable Notes at that time. Such gain or loss generally will be long-term capital gain or loss.

If we deliver a combination of cash and Underlying Stock pursuant to the Exchangeable Notes, or, if as a result of an Adjustment Event or Reorganization Event, any combination of cash, other Exchange Property and Underlying Stock is delivered pursuant to the Exchangeable Notes, although not free from doubt, you should allocate your basis in the Exchangeable Notes pro rata to the cash, other Exchange Property or the Underlying Stock received. Under this treatment, you will have taxable gain or loss upon receipt equal to the difference between the amount of cash received and your basis in your pro rata portion of the Exchangeable Notes for which such cash was received. Any gain or loss generally will be capital gain or loss, and, if you have held the Exchangeable Notes for more than one year, such gain or loss generally will be long-term capital gain or loss (except with respect to any cash received in lieu of a fractional interest in Reported Securities or Underlying Stock). See "Description of the Exchangeable Notes—Adjustment Events" and "Description of the Exchangeable Notes—Reorganization Events."

If we repurchase your Exchangeable Notes for cash pursuant to the terms of the Exchangeable Notes, you will have taxable gain or loss upon receipt equal to the difference between the amount of cash received and your basis in the Exchangeable Notes for which such cash was received. Any gain or loss generally will be capital gain or loss, and, if you have held the Exchangeable Notes for more than one year, such gain or loss generally will be long-term capital gain or loss. See "Description of the Exchangeable Notes—Repurchase at Option of Holder."

It is possible that the IRS could seek to characterize the Exchangeable Notes in a manner that results in tax consequences to you different from those described above. Under alternative characterizations of the Exchangeable Notes, it is possible, for example, that an Exchangeable Note could be treated as a contingent payment debt instrument, or as including a debt instrument and a forward contract or two or more options. Under these alternative characterizations, the timing and character of income from the Exchangeable Notes could differ substantially.

It is also possible that future tax rules would require U.S. Holders to accrue income on the Exchangeable Notes on a current basis in an amount that is greater than the coupon on the Exchangeable Notes, or to treat the Exchangeable Notes in another manner that significantly differs from the treatment discussed above. The IRS and U.S. Treasury Department issued a notice in 2007 (the "Notice") that contemplates that prepaid forward contracts, which include financial instruments similar to the Exchangeable Notes, may become subject to taxation on a current accrual basis and that all or significant portions of an investor's returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). In addition, legislation has been introduced for consideration in the U.S. Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which would include financial instruments similar to the Exchangeable Notes) acquired after the date of the legislation's enactment. It is not possible to predict whether legislation will be enacted or whether the IRS will issue guidance as a result of the Notice that could affect investors in the Exchangeable Notes.

Non-U.S. Holders

A "non-U.S. Holder" is a holder of the Exchangeable Notes that is a non-resident alien individual or foreign corporation.

UBS AG believes that cash distributions made with respect to the Exchangeable Notes will be U.S. source payments and intends to treat them as such; consequently, if you are a non-U.S. Holder, UBS

Certain United States Federal Income Tax Considerations

AG will withhold U.S. income tax at a rate of 30% on any cash distributions made with respect to the Exchangeable Notes. It may be possible to reduce this rate of tax with respect to some or all of such distributions under the portfolio interest exemption (which, subject to certain exceptions, exempts non-resident alien individuals and foreign corporations from tax on interest payments on debt from U.S. sources), a U.S. income tax treaty or, if the distributions are effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States and the non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). If you are eligible for a reduced rate of U.S. withholding tax pursuant to the portfolio interest exemption or a tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Any capital gain realized upon the sale or other disposition of the Exchangeable Notes by a non-U.S. Holder, including as a result of the delivery of cash at our election pursuant to the Exchangeable Notes, generally will not be subject to United States taxation unless: (1) such gain is effectively connected with a U.S. trade or business of yours or (2) if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the Exchangeable Notes should see the discussion relating to U.S. Holders of the Exchangeable Notes, above.

Backup Withholding and Information Reporting

You may be subject to information reporting and to backup withholding with respect to certain amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to you under the backup withholding rules are allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

 Supplemental Plan of Distribution (Conflicts of Interest)

UBS Securities LLC is acting as sole book-runner and underwriter of this offering.

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, UBS Securities LLC has agreed to purchase, and UBS AG has agreed to sell to UBS Securities LLC, the aggregate principal amount of Exchangeable Notes specified on the front cover of this prospectus supplement. UBS Securities LLC proposes to offer the Exchangeable Notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. If all of the Exchangeable Notes are not sold at the initial offering price, UBS Securities LLC may change the offering price and other selling terms.

UBS AG has granted to UBS Securities LLC an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional             Exchangeable Notes from UBS AG, at the same price per Exchangeable Note as the initial Exchangeable Notes purchased by UBS Securities LLC. UBS Securities LLC may exercise such option only for the purpose of covering over-allotments, if any, in connection with the Exchangeable Notes offering.

The underwriting agreement provides that the obligation of UBS Securities LLC to purchase the Exchangeable Notes included in this offering is subject to approval by counsel of legal matters and to other conditions.

In connection with this offering, the Selling Stockholder will enter into agreements to sell up to 15,000,000 shares of the Underlying Stock at a purchase price of $             per share. This represents a discount of $             per share from the closing price for the Underlying Stock on the date on which the Exchangeable Notes are sold to the public, or $             in the aggregate. Those 15,000,000 shares include a portion deliverable to UBS Securities LLC on the closing date of this offering, and additional shares that may be delivered pursuant to a forward purchase contract with UBS AG, London Branch, which latter share amounts may be cash or physically settled at the Selling Stockholder's option. The forward purchase contract will mature on or about the maturity date of the Exchangeable Notes, subject to UBS AG, London Branch's right to accelerate settlement in whole or in part, subject to certain conditions.

Also in connection with this offering, UBS AG will enter into the Residual Value Agreement with UBS Securities LLC. Under the Residual Value Agreement, UBS Securities LLC may, prior to the maturity date of the Exchangeable Notes, deliver to UBS AG Exchangeable Notes purchased in the market in exchange for shares of the Underlying Stock. At such time, UBS AG will also pay to UBS Securities LLC the present value of the fixed portion of the remaining interest payments due under the Exchangeable Notes so delivered. UBS Securities LLC may resell any such shares of Underlying Stock it receives in the market.

UBS Securities LLC is also acting as an underwriter in the Concurrent Offering of Underlying Stock. See "Relationship among UBS AG, UBS Securities LLC, GT Solar and the Selling Stockholder" and "Description of the Exchangeable Notes—Concurrent Transactions." Benefits received from the relationships described above may constitute underwriting compensation.

The underwriting agreement provides that UBS AG, the Selling Stockholder and GT Solar will indemnify UBS Securities LLC against certain liabilities, including liabilities under the Securities Act, or contribute to payments UBS Securities LLC may be required to make in respect of such liabilities.

Supplemental Plan of Distribution (Conflicts of Interest)

Underwriting Discount and Expenses

The following table shows the per Exchangeable Note and total underwriting discount that the Selling Stockholder is to pay to UBS Securities LLC in connection with this offering. Such amounts shall be reflected as an aggregate discount in the per-share purchase price (discounted from the closing price of the closing price of the common stock on the date on which the Concurrent Offering takes place) to be paid under the share purchase agreement and the forward purchase contract.

Paid by the Selling Stockholder
	No Exercise	Full Exercise
Per Exchangeable Note	$	$
Total	$	$

UBS AG estimates that its total expenses for this offering will be $             and that the Selling Stockholder's total expenses for this offering (excluding the amounts payable to UBS Securities LLC as described above) will be $             .

Lock-up Arrangements

UBS AG has agreed that, for the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the Exchangeable Notes, it will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, grant any option for sale of, or otherwise dispose of any securities, issued by UBS AG, in each case that are substantially similar to the Exchangeable Notes or any security convertible into or exchangeable into or exercisable for Exchangeable Notes or substantially similar securities. Notwithstanding the foregoing, UBS AG and its affiliates may enter into hedging transactions relating to the Exchangeable Notes. UBS Securities LLC may release any of the securities subject to this lock-up at any time without notice.

GT Solar has agreed that, subject to certain limited exceptions, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of both UBS Securities LLC, as sole book-runner and underwriter of this offering, and UBS Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters of the Concurrent Offering, for a period of 90 days after the later of the date of this prospectus supplement or the prospectus supplement related to the Concurrent Offering, except (A) issuances pursuant to the exercise of employee stock options or vesting of restricted stock units outstanding on the date of this prospectus supplement, (B) issuances to employees, director or officers under any employee benefit plan existing on the date of this prospectus supplement or (C) issuances in connection with its acquisition of, or merger or consolidation with, any corporation or business entity; provided that in the case of clause (C), such issuance will not be greater than 10% of its common stock outstanding on the date of issuance and the recipient agrees to be bound by the terms of the "lock-up."

GT Solar's officers, directors and the Selling Stockholder have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of GT Solar's common stock or securities convertible into or exchangeable or exercisable for any shares of GT Solar's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge

Supplemental Plan of Distribution (Conflicts of Interest)

or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of their GT Solar common stock, whether any of these transactions are to be settled by delivery of GT Solar's common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of both UBS Securities LLC, as sole book-runner and underwriter of this offering, and UBS Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters of the Concurrent Offering, for a period of 90 days after the later of the date of this prospectus supplement or the prospectus supplement related to the Concurrent Offering. Notwithstanding the foregoing, such officers, directors and stockholder may transfer such securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the "lock-up", (iii) in the case of a corporation, partnership, limited liability company or other business entity, to any subsidiary, stockholder, partner, member or affiliate, as the case may be, provided that in the case of (i), (ii) and (iii), (A) the transferee agrees to be bound in writing by the terms of the "lock-up" prior to such transfer, (B) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the "lock-up" period) and (C) such transfer shall not involve a disposition for value. Notwithstanding the foregoing, the "lock-up" shall not apply to (i) the distribution (which may be a liquidating distribution) by the Selling Stockholder to its members provided that each member receiving such securities agrees to be bound in writing by the terms set forth in the "lock-up" prior to such distribution, or to the sale of common stock by the Selling Stockholder to the underwriter of this offering or to the underwriters of the Concurrent Offering pursuant to the respective underwriting agreements for these offerings or (ii) to the entry by the Selling Stockholder in the forward purchase contract with UBS AG, London Branch, and to any delivery of common stock thereunder. In addition, certain of GT Solar's officers and directors have agreed with both the underwriter of this offering, and the underwriters of the Concurrent Offering that an aggregate of 133,764 shares of the Underlying Stock may be withheld by GT Solar, in the case of officers, or sold, in the case of directors, in connection with the vesting of restricted stock units granted under GT Solar's 2008 Equity Incentive Plan, in each case solely to satisfy the tax obligations of such officers and directors in connection with such vesting. For purposes of the "lock-up", "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Market-Making and Hedging

The Exchangeable Notes will be a new issue of securities with no established trading market. UBS Securities LLC intends to, and in the future UBS AG or other of its affiliates may, make a market in the Exchangeable Notes, subject to applicable laws and regulations. UBS Securities LLC, or others of UBS AG's broker-dealer subsidiaries and affiliates, may use this prospectus supplement and the accompanying prospectus in the initial sale of any Exchangeable Notes, and this prospectus supplement, together with the accompanying prospectus, in connection with offers and sales of the Exchangeable Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale as well as in the initial sale of any Exchangeable Note. Any of UBS Securities LLC or these other subsidiaries or affiliates may act as principal or agent in these transactions. However, UBS Securities LLC, UBS AG and such other affiliates are not obligated to do so and may discontinue any market-making at any time in their sole discretion without notice.

In connection with this offering, UBS AG, UBS Securities LLC, any other affiliate of UBS AG or any other securities dealers may distribute this prospectus supplement and the accompanying prospectus

Supplemental Plan of Distribution (Conflicts of Interest)

electronically. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement and the accompanying prospectus are being used in a market-making transaction. Sales of the Exchangeable Notes made outside the United States may be made by affiliates of UBS Securities LLC.

In order to hedge its obligations under the Exchangeable Notes, UBS AG expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. In the future, UBS AG or one of its affiliates may enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the Exchangeable Notes. UBS Securities LLC and/or its affiliate may earn additional income as a result of payments pursuant to these swap or related hedge transactions. In addition, UBS Securities LLC expects to enter into certain hedging arrangements in connection with its position under the Residual Value Agreement described above under "Description of the Exchangeable Notes—Concurrent Transactions."

Conflict of Interest

UBS Securities LLC is an affiliate of UBS AG, and, as such, has a "conflict of interest" in this offering within the meaning of Rule 2720. In addition, UBS AG will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest. Consequently, this offering is being conducted in compliance with the provisions of Rule 2720. UBS Securities LLC is not permitted to sell Exchangeable Notes in this offering to an account over which it exercises discretionary authority without prior specific written approval of the account holder.

In the ordinary course of its respective businesses, the UBS Securities LLC and its affiliates may have engaged in and may in the future engage in commercial and investment banking transactions with UBS AG, the Selling Stockholder, GT Solar and UBS AG's and their respective affiliates, for which UBS Securities LLC and its affiliates have received or may receive customary compensation. UBS Securities LLC is acting as underwriter in the Concurrent Offering.

For additional information about GT Solar, including risks associated with an investment in the Underlying Stock, see the prospectus of GT Solar that we have attached for your convenience to this prospectus supplement (and accompanying prospectus) and the GT Solar SEC Filings. The returns on UBS AG structured products are linked to the performance of the relevant underlying asset or index. Investing in a structured product is not equivalent to investing directly in the underlying asset or index. Before investing, you should carefully read the detailed explanation of risks, together with other information in the relevant offering materials discussed below, including but not limited to information concerning the tax treatment of the investment. UBS AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents UBS AG has filed with the SEC for more complete information about UBS AG and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by calling toll-free 800-722-7370.

 Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

b) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last (or, in Sweden, the last two) financial year(s); (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last (or, in Sweden, the last two) annual or consolidated accounts; or

c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression "offered to the public" in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Switzerland

The Prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations ("CO") and the shares will not be listed on the SIX Swiss Exchange. Therefore, the Prospectus may not comply with the disclosure standards of the CO and/or the listing

Notice to Investors

rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

Our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized

Notice to Investors

under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore and, in Singapore, the offer and sale of our securities is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore ("SFA"). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) for a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

(1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(2) where no consideration is given for the transfer; or

(3) where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

 Legal Matters

Certain legal matters will be passed upon for UBS Securities LLC by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Davis Polk & Wardwell LLP, Menlo Park, California. Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP have from time to time acted as counsel for UBS AG and UBS Securities LLC and certain of their affiliates, and may do so in the future.

PROSPECTUS

UBS AG

DEBT SECURITIES AND
WARRANTS

UBS AG from time to time may offer to sell debt securities and warrants.

UBS AG may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firms named below, or directly to purchasers, on a delayed or continuous basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus in the initial sale of the securities. In addition, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the securities or similar securities after their initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS Investment Bank	UBS Financial Services Inc.

The date of this Prospectus is January 13, 2009

Introduction	1
Cautionary Note Regarding Forward- Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	51
Considerations Relating to Indexed Securities	57
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	60
U.S. Tax Considerations	63
Tax Considerations Under the Laws of Switzerland	75
Benefit Plan Investor Considerations	77
Plan of Distribution	79
Validity of the Securities	82
Experts	82

CERTAIN TERMS

In this prospectus:

  •
  when we refer to "UBS AG," we mean UBS AG on a parent only basis.

  •
  when we refer to "UBS" or "UBS Group," we mean UBS AG and its consolidated subsidiaries.

  •
  when we refer to "USD," we mean United States dollars.

  •
  when we refer to "CHF," we mean Swiss francs.

i

Introduction

The Securities We Are Offering

We may offer debt securities and warrants from time to time. When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus. If there are differences between this prospectus and your prospectus supplement, your prospectus supplement will control.

Debt Securities

For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and payment dates for interest, if any; the amount, or manner of calculating the amount, payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of issuers other than UBS AG, if any; whether the obligations of UBS AG under the debt securities are secured by any form of collateral or credit support and, if so, its nature and terms; and any other specific terms.

The debt securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. We will issue the debt securities under a debt indenture between us and U.S. Bank Trust National Association, as trustee.

Warrants

We may offer two types of warrants:

  •
  warrants to purchase our debt securities; and

  •
  warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

    •
    securities of one or more issuers other than UBS AG;

    •
    one or more currencies;

    •
    one or more commodities;

    •
    any other financial, economic or other measure or instrument, including the occurrence or non- occurrence of any event or circumstance; and

    •
    one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under a warrant indenture between us and U.S. Bank Trust National Association, or under warrant agreements between us and one or more warrant agents that will be named in the applicable prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In most cases, we will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

We intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes outside of Switzerland.

Plan of Distribution

The securities will be offered in connection with their initial issuance or in market-making transactions by us or our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, UBS Securities LLC and UBS Financial Services Inc.

Branches

We expect the securities will be booked through our Jersey branch, our London branch, or such other branch as is specified in the applicable prospectus supplement.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains, or incorporates by reference, statements that constitute "forward-looking statements," including but not limited to statements relating to the risks arising from the current market crisis and other risks specific to our business, strategic initiatives, future business development and economic performance. While these forward-looking statements represent our judgments and expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: (1) the extent and nature of future developments in the United States mortgage market and in other market segments that have been or may be affected by the current market crisis; (2) developments affecting the availability of capital and funding to us and other financial institutions, including any changes in our credit spreads and ratings; (3) other market and macroeconomic developments, including movements in local and international securities markets, credit spreads, currency exchange rates and interest rates; (4) changes in internal risk control and limitations in the effectiveness of our internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (5) the possible consequences of ongoing governmental investigations of certain of our past business activities; (6) the degree to which we are successful in implementing our remediation plans and strategic and organizational changes, and whether those plans and changes will have the effects anticipated; (7) changes in the financial position or creditworthiness of our customers, obligors and counterparties, and developments in the markets in which they operate; (8) management changes and changes to the structure of our Business Groups; (9) the occurrence of operational failures, such as fraud, unauthorized trading and systems failures; (10) legislative, governmental and regulatory developments, including the possible imposition of new or more stringent capital requirements and of direct or indirect regulatory constraints on our business activities; (11) changes in accounting standards or policies, and accounting determinations affecting the recognition of gain or loss, the valuation of goodwill and other assets or other matters; (12) changes in and the effect of competitive pressures; (13) technological developments; and (14) the impact of all such future developments on positions held by UBS AG, on our short-term and longer-term earnings, on the cost and availability of funding and on our capital ratios.

In addition, these results could depend on other factors that we have previously indicated could adversely affect our business and financial performance which are contained in the documents that are incorporated by reference into this prospectus. More detailed information about those factors is incorporated by reference in this prospectus. UBS AG is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Incorporation of Information About UBS AG

The SEC allows us to "incorporate by reference" into this prospectus the information that we file with them, which means that:

  •
  The incorporated documents are considered part of this prospectus.
  •
  We can disclose important information to you by referring you to those documents.
  •
  Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference in this prospectus:

  •
  UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, which UBS AG filed with the SEC on March 18, 2008, as amended;
  •
  UBS AG's Reports of Foreign Issuer on Form 6-K, which UBS AG filed with the SEC on January 11, 2008, January 30, 2008, February 6, 2008, February 14, 2008, February 21, 2008, February 28, 2008, March 3, 2008, April 1, 2008, April 8, 2008, April 17, 2008, April 25, 2008, May 6, 2008 (SEC Acc-no: 0000950123-08-005199), May 22, 2008, May 23, 2008 (SEC Acc-no: 0001156973-08-000561), June 13, 2008 (two Reports), July 1, 2008, July 2, 2008, July 7, 2008, July 18, 2008, August 11, 2008, August 14, 2008 (two Reports), October 2, 2008, October 3, 2008 (two Reports), October 15, 2008, October 16, 2008, November 4, 2008 (two Reports), November 13, 2008 and December 3, 2008; and
  •
  Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of UBS AG and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by UBS AG (and, if applicable, UBS Americas Inc., or the Original Trust Issuers) in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus). For purposes of the preceding sentence, "Original Trust Issuers" means UBS Preferred Funding Trust I, UBS Preferred Funding Trust II, UBS Preferred Funding Trust IV, UBS Preferred Funding Trust V, UBS Preferred Funding Company LLC I, UBS Preferred Funding Company LLC II, UBS Preferred Funding Company LLC IV and UBS Preferred Funding Company LLC V.

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supercedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

  UBS AG
  Investor Relations
  Bahnhofstrasse 45
  P.O. Box
  CH-8098 Zurich
  Switzerland
  Phone: +41-44-234 41 00
  Fax: +41-44-234 34 15
  E-mail:   SH-investorrelations@ubs.com
  Internet:   www.ubs.com/investor-relations

Where You Can Find More Information

UBS AG files periodic reports and other information with the United States Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC.

We have filed a registration statement under the Securities Act of 1933 on Form F-3 with the SEC covering the securities. For further information about the securities and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

Presentation of Financial Information

UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On January 9, 2009 the noon buying rate was 0.9012 USD per 1 CHF.

Year ended December 31	High	Low	(USD per 1 CHF) Average rate(1)	At period end

2004	0.8843	0.7601	0.8059	0.8712
2005	0.8721	0.7544	0.8039	0.7606
2006	0.8396	0.7575	0.8034	0.8200
2007	0.9087	0.7978	0.8381	0.8827
2008	1.0142	0.8171	0.9298	0.9369

Month	High	Low

January 2008	0.9221	0.8948
February 2008	0.9583	0.9030
March 2008	1.0142	0.9587
April 2008	1.0025	0.9595
May 2008	0.9770	0.9449
June 2008	0.9802	0.9537
July 2008	0.9912	0.9534
August 2008	0.9542	0.9075
September 2008	0.9248	0.8776
October 2008	0.8921	0.8570
November 2008	0.8616	0.8172
December 2008	0.9602	0.8171

(1)
The average of the noon buying rates on the last business day of each full month during the relevant period.

Ratio of Earnings to Fixed Charges

The following table sets forth UBS AG's ratio of earnings to fixed charges on an IFRS basis for the periods indicated. The ratios are calculated based on earnings from continuing operations.

	For the nine months ended	For the year ended
	30.9.08	31.12.07	31.12.06	31.12.05	31.12.04	31.12.03

Ratio of earnings to fixed charges	0.67	0.96	1.17	1.23	1.32	1.23

Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others

UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards (IFRS) and translated into U.S. dollars.

	Actual
As of September 30, 2008	CHF	USD

	(in millions)
	(unaudited)
Debt
Debt issued(1)	318,345	283,210

Total Debt	318,345	283,210
Minority Interest(2)	8,448	7,516
Shareholders' Equity	46,412	41,290

Total capitalization	373,205	332,015

(1)
Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)
Includes Trust Preferred Securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.88963 (the exchange rate in effect as of September 30, 2008).

UBS

OVERVIEW

UBS AG (with its subsidiaries, "UBS AG" or "UBS" or the "Issuer") is, according to its own opinion, one of the world's leading financial firms, serving a discerning international client base. UBS is, according to its own opinion, a leading global wealth manager, a leading investment banking and securities firm with a strong institutional and corporate client franchise, one of the largest global asset managers and the market leader in Swiss commercial and retail banking. On 30 September 2008, UBS employed more than 79,565 people. With headquarters in Zurich and Basel, Switzerland, UBS operates in over 50 countries and from all major international centers.

UBS is managed through three Business Groups and its Corporate Center, each of which is summarized below.

For further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, see "Where You Can Find More Information."

Global Wealth Management & Business Banking

With almost 150 years of experience, the global wealth management business provides a comprehensive range of products and services, individually tailored for wealthy clients around the world. UBS's client advisors provide a full range of wealth management services to clients—from asset management to estate planning and from corporate finance advice to art banking. In the US, the business is, according to UBS's own opinion, one of the leading wealth managers. Business Banking Switzerland is, according to UBS's own opinion, the market leader in Switzerland, providing a complete set of banking and securities services for individual and corporate clients.

Global Asset Management

The Global Asset Management business is, according to UBS's own opinion, one of the world's leading investment managers, providing traditional and alternative and real estate investment solutions to private, institutional and corporate clients, and through financial intermediaries. It is, according to UBS's own opinion, one of the largest global institutional asset managers and the largest hedge fund of funds manager in the world. The division is also, according to UBS's own opinion, one of the largest mutual fund managers in Europe and the largest in Switzerland. Global Asset Management has complete independence in investment decision making and operates as a self contained and focused assets management firm.

Investment Bank

UBS's Investment Bank is, according to UBS's own opinion, one of the world's leading investment banking and securities firms, providing a full range of products and services to corporate and institutional clients, governments, financial intermediaries and alternative asset managers. Its investment bankers, salespeople and research analysts, supported by its risk and logistics teams, deliver advice and execution to clients all over the world. The Investment Bank also works with financial sponsors and hedge funds and indirectly meets the needs of private investors through both UBS's own wealth management business and through other private banks.

UBS

Corporate Center

The Corporate Center currently includes risk control, financial control, treasury, corporate communications, legal and compliance, human resources, strategy, offshoring and technology functions for the Group.

Corporate Information

The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on 28 February 1978 for an unlimited duration and entered in the Commercial Register of Canton Basel-City on that day. On 8 December 1997, the company changed its name to UBS AG. The company in its present form was created on 29 June 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basel-City. The registration number is CH-270.3.004.646-4.

UBS AG is incorporated and domiciled in Switzerland and operates under the Swiss Code of Obligations and the Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

The addresses and telephone numbers of UBS's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

UBS shares are listed on the SIX Swiss Exchange and traded through SWX Europe which is majority owned by the SIX Swiss Exchange. They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

According to Article 2 of the Articles of Association of UBS AG ("Articles of Association") the purpose of UBS is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, service and trading activities in Switzerland and abroad.

Use of Proceeds

We intend to use the proceeds from the sale of the securities to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the securities made in connection with their original issuance and in connection with any market-making resales that UBS AG itself undertakes. We do not expect to receive any proceeds from resales of the securities by UBS Securities LLC, UBS Financial Services Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Description of Debt Securities We May Offer

Please note that in this section entitled "Description of Debt Securities We May Offer," references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

The Debt Indenture

As required by U.S. federal law for publicly offered bonds and notes, the debt securities are governed by a document called an indenture. The debt indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee.

The trustee has two main roles:

•
First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under "—Default, Remedies and Waiver of Default."

•
Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "—Our Relationship with the Trustee" below for more information about the trustee.

We May Issue Many Series Of Debt Securities Under the Debt Indenture

We may issue as many distinct series of debt securities under the debt indenture as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the debt indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the debt indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

We may issue debt securities separately or together with other debt securities or with our warrants.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unless we indicate otherwise in your prospectus supplement, the debt securities we issue to you will be part of the series of debt securities referred to as our "medium-term notes, Series A." The Series A notes are a single distinct series under the debt indenture, and we may issue Series A notes in such amounts, at such times and on such terms as we wish. The Series A notes will differ from one another,

Description of Debt Securities We May Offer

and from any other series, in their terms, but all of the Series A notes together will constitute a single series for all purposes under the debt indenture pursuant to which they will be issued.

Amounts That We May Issue

The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have already issued Series A notes, many of which are currently outstanding. We intend to issue additional Series A notes, and may issue additional Series A notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you.

The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The debt indenture and its associated documents, including your debt security, contain the full legal text governing the matters described in this section and your prospectus supplement. We have filed a copy of the debt indenture with the SEC as an exhibit to our registration statement. See "Where You Can Find More Information" above for information on how to obtain a copy.

This section and your prospectus supplement summarize all the material terms of the debt indenture and your debt security. They do not, however, describe every aspect of the debt indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning of only the more important of those terms.

Governing Law

The debt indenture is, and the debt securities will be, governed by New York law.

Description of Debt Securities We May Offer

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency." The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in "—Payment Mechanics for Debt Securities." See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" below for more information about risks of investing in this kind of debt securities.

Types of Debt Securities

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rated Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See "—Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

Floating Rate Debt Securities

Interest Rate Formulas.    A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Description of Debt Securities We May Offer

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include UBS AG or its affiliates.

Description of Debt Securities We May Offer

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

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  securities of one or more issuers;

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

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  one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder's option, into or for securities of an issuer other than UBS AG.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be UBS Securities LLC or another of our affiliates. See "Considerations Relating to Indexed Securities" for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See "U.S. Tax Considerations—Taxation of Debt Securities—Original Issue Discount" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information In Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

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  any limit on the total principal amount of the debt securities of the same series;

Description of Debt Securities We May Offer

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  the stated maturity;

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  the specified currency or currencies for principal and interest, if not U. S. dollars;

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  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

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  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

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  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; the business day convention; and the calculation agent;

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  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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  if your debt security may be converted into or exercised or exchanged for debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable upon conversion, exercise or exchange may be adjusted;

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  if your debt security is also an original issue discount debt security, the yield to maturity;

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  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  the authorized denominations, if other than $1,000 and integral multiples of $1,000;

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  the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

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  if your debt security will be issued in bearer form, any special provisions relating to bearer securities;

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  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

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  any other terms of your debt security, which could be different from those described in this prospectus.

Description of Debt Securities We May Offer

If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which we, UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Extension of Maturity

If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a debt security whose maturity we may extend an extendible debt security. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise indicated in the applicable prospectus supplement.

We may extend the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will provide the following information:

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  our election to extend the maturity of the extendible debt security;

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  the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date;

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  the interest rate that will apply during the extension period or, in the case of a floating rate debt security, the spread and/or spread multiplier, if any, applicable during the extension period; and

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  the provisions, if any, for redemption and repayment during the extension period.

Once the paying agent has mailed the notice to each holder, the extension of the maturity date will take place automatically. All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.

Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate debt security, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity date of an extendible debt security, each holder may elect repayment of all or part of its debt security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a holder must give

Description of Debt Securities We May Offer

notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

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  the debt security along with the completed form entitled "Option to Elect Repayment," which will be attached to your debt security.

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  a telegram, facsimile transmission or letter from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being elected and a guarantee that the debt security, together with the completed form entitled "Option to Elect Repayment" will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the debt security and complete form.

The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.

If an extendible debt security is represented by a global debt security, the depositary or its nominee, as the holder, will be the only person that can exercise the right to elect repayment or revoke such an election. Any indirect owners who own beneficial interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

Description of Debt Securities We May Offer

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give the trustee and the holders written notice of the principal amount of the debt security to be redeemed, not less than 5 business days nor more than 60 days before the applicable redemption date unless otherwise specified in your prospectus supplement. We will give the notice in the manner described below in "—Notices."

If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Optional Tax Redemption

In addition to the situations described above under "—Redemption and Repayment," we also have the option to redeem the debt securities in two situations described below, unless otherwise indicated in your prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days' notice before redeeming the debt securities unless otherwise specified in your prospectus supplement.

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  The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under "—Payment of Additional Amounts."

    This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as defined in "—Payment of Additional Amounts" below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

    We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

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  The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the debt securities even if we are

Description of Debt Securities We May Offer

    required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which debt securities are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

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  the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the debt security and the receipt of payments on it;

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  your status as an individual resident of a member state of the European Union;

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  a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

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  a change in law that becomes effective more than 30 days after a payment on the debt security becomes due and payable or on which the payment is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the debt security may describe additional circumstances in which UBS would not be required to pay additional amounts.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of debt securities, we may not take any of these actions, however, unless all the following conditions are met:

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  If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the debt indenture. The successor firm must be organized under the laws of Switzerland.

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  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

Description of Debt Securities We May Offer

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt security. This is called full defeasance. To do so, each of the following must occur:

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  We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

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  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt securities would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

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  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defease your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection

Description of Debt Securities We May Offer

of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

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  We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the debt indenture and your debt security would no longer apply:

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  Any covenants that your prospectus supplement may state are applicable to your debt security; and

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  The events of default resulting from a breach of covenants, described below in the fourth bullet point under "—Default, Remedies and Waiver of Default—Events of Default."

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is not cured, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

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  We do not pay the principal or any premium (including delivering any security or other property deliverable) on any debt security of that series at its maturity;

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  We do not pay interest on any debt securities of that series within 30 days after it becomes due and payable;

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  We do not deposit a sinking fund payment with regard to any debt securities of that series on its due date, but only if the payment is required in the applicable prospectus supplement;

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  We remain in breach of any other covenant we make in the debt indenture for the benefit of the debt securities of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of not less than 10% in principal amount of the relevant series of debt securities then outstanding;

Description of Debt Securities We May Offer

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  We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

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  If the applicable prospectus supplement states that any additional event of default applies to your series, that event of default occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

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  The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

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  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken action for 60 days after the above steps have been taken.

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  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all debt securities of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Description of Debt Securities We May Offer

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt indenture and the debt securities, or else specifying any default under the debt indenture.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

Modification and Waiver of Covenants

There are three types of changes we can make to the debt indenture and the debt securities of any series.

Changes Requiring Each Holder's Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

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  change the stated maturity for any principal or interest payment on a debt security;

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  reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

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  permit redemption of a debt security if not previously permitted;

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  impair any right a holder may have to require repayment of his or her debt security;

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  impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

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  change the currency of any payment on a debt security other than as permitted by the debt security;

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  change the place of payment on a debt security, if it is in non-global form;

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  impair a holder's right to sue for payment of any amount due on his or her debt security;

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  reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the debt indenture or those debt securities;

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  reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the debt indenture or to waive defaults; and

Description of Debt Securities We May Offer

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  change the provisions of the debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval of Holders

The second type of change does not require any approval by holders of the debt securities of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the debt indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the debt indenture and the debt securities would require the following approval:

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  If the change affects only the debt securities of a particular series, it must be approved by the holders of 66 2/3% amount in principal of the debt securities of that series.

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  If the change affects the debt securities of more than one series of debt securities issued under the debt indenture, it must be approved by the holders of 66 2/3% principal in amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

Majority approval would be required for us to obtain a waiver of any of our covenants in the debt indenture. Our covenants include the promises we make about merging, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the debt indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the debt indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Description of Debt Securities We May Offer

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

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  if it has been surrendered for cancellation;

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  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

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  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance"; or

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  if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the debt indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and would also be entitled to vote separately, as a series only. These special voting rights will be described in the applicable prospectus supplement. For a series that does not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity. For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

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  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

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  For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

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  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date

Description of Debt Securities We May Offer

for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance." Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the debt security.

If any debt securities cease to be issued in global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations (subject to the limit above) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is

Description of Debt Securities We May Offer

satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payments?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depositary).

Payment Dates and Regular Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply whether or not a particular record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

The term "business day" means, for any debt security, a day that meets all the following applicable requirements:

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  for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law,

Description of Debt Securities We May Offer

    regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

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  if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

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  if the debt security has a specified currency other than U. S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

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if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System, or any successor system, is open for business;

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if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

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if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under "Legal Ownership and Book-Entry Issuance—What Is a Global Security?"

Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Description of Debt Securities We May Offer

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global debt security is held of your election:

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  on or before the applicable regular record date, in the case of a payment of interest, or

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  on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.    Except as described in the second to last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent.

Description of Debt Securities We May Offer

Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities or EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt securities were LIBOR debt securities or EURIBOR debt securities.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

Description of Debt Securities We May Offer

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the debt indenture.

Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Unless specified otherwise in the applicable prospectus supplement, payments postponed to the next business day in this situation will be treated under the debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the debt indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment Dates and Regular Record Dates for Interest."

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Settlement Mechanics

The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable prospectus supplement.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Description of Debt Securities We May Offer

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds debt securities issued by us and serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.

U.S. Bank Trust National Association is serving as the trustee for the debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Description of Warrants We May Offer

Please note that in this section entitled "Description of Warrants We May Offer," references to UBS AG, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own warrants registered in their own names, on the books that we or the trustee or warrant agent, as applicable, maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled "Legal Ownership and Book-Entry Issuance."

We May Issue Many Series of Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with other warrants or with our debt securities.

We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either the warrant indenture between UBS and U.S. Bank Trust National Association, or a warrant agreement, to be entered into before the first issuance of warrants under such warrant agreement, between UBS and a warrant agent to be named in the prospectus supplement applicable to the first series of warrants to be issued pursuant to such a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to all series of warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Types of Warrants

We may issue any of the following types of warrants:

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant."

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

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  securities of one or more issuers other than UBS AG;

Description of Warrants We May Offer

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

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  one or more indices or baskets of the items described above.

We refer to this type of warrant as a "universal warrant." We refer to each property described above as a "warrant property."

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

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  the warrant property;

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  the cash value of the warrant property; or

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  the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Information in Your Prospectus Supplement

All Warrants

Your prospectus supplement will describe the specific terms of your warrant, which will include some or all of the following:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency with which the warrants may be purchased;

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  the warrant indenture or warrant agreement under which we will issue the warrants;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

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  the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

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  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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  whether the warrants are to be sold separately or with other securities; and

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  any other terms of the warrants.

Description of Warrants We May Offer

If we issue warrants together with any other warrants or any debt securities, the applicable prospectus supplement will specify whether the warrants will be separable from the other securities before the warrants' expiration date.

No holder of a warrant will have any rights of a holder of the warrant property purchasable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Considerations Relating to Indexed Securities" and "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency."

We and our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under "Description of Debt Securities We May Offer—Information in Your Prospectus Supplement."

Debt Warrants

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

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  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

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  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

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  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

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  whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

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  the money or warrant property, and the amount or method for determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

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  the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

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  whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

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  whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

Description of Warrants We May Offer

This Section Is Only a Summary

The warrant indenture or warrant agreement and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the warrant indenture with the SEC as an exhibit to our registration statement. See "Where You Can Find More Information" above for information on how to obtain a copy of it. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See "Where You Can Find More Information" above for information on how to obtain a copy of a warrant agreement when it is filed.

This section and your prospectus supplement summarize all the material terms of the warrant indenture or warrant agreement and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in this section and in your prospectus supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning for only the more important of those terms.

The Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

The warrant indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

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  First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

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  Second, the trustee performs administrative duties for us, such as sending you payments and notices.

We May Issue Many Series of Warrants Under the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series issued under the warrant indenture. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to "reopen" a previous issue of a series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

Description of Warrants We May Offer

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Expiration Date and Payment or Settlement Date

The term "expiration date" with respect to any warrant means the date on which the right to exercise the warrant expires. The term "payment or settlement date" with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Governing Law

The warrant indenture is, and the warrants issued under it will be, governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency." The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in "—Payment Mechanics for Warrants." See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the trustee and holders written notice of the redemption price of the warrant to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in "—Notices."

We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or cancelled.

Description of Warrants We May Offer

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of warrants, however, we may not take any of these actions unless all the following conditions are met:

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  If the successor entity in the transaction is not UBS, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the warrants of that series and the warrant indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

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  Immediately after the transaction, no default under the warrants of that series has occurred and is continuing. For this purpose, "default under the warrants of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

If the conditions described above are satisfied with respect to the warrants of any series, we will not need to obtain the approval of the holder of those warrants in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of warrants issued under the warrant indenture, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

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  We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

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  We remain in breach of any covenant we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

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  We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur.

Description of Warrants We May Offer

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  If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.    If an event of default occurs with respect to any series of warrants issued under the warrant indenture, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant issued under the warrant indenture, all of the following must occur:

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  The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

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  The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken action for 60 days after the above steps have been taken.

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  During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

Waiver of Default.    The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

We Will Give the Trustee Information About Defaults Annually.    We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default under the indenture.

Description of Warrants We May Offer

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

Modification and Waiver of Covenants

There are three types of changes we can make to the warrant indenture and the warrants of any series issued under the warrant indenture.

Changes Requiring Each Holder's Approval.    First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

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  change the exercise price of the warrant;

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  change the terms of any warrant with respect to the payment or settlement date of the warrant;

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  reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

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  change the currency of any payment on a warrant;

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  change the place of payment on a warrant;

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  permit redemption of a warrant if not previously permitted;

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  impair a holder's right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

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  if any warrant provides that the holder may require us to repurchase the warrant, impair the holder's right to require repurchase of the warrant;

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  reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

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  reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

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  change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval of Holders.    The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Description of Warrants We May Offer

Changes Requiring Majority Approval.    Any other change to the warrant indenture and the warrants issued under the warrant indenture would require the following approval:

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  If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

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  If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the warrant indenture. If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the warrant indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible.    Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be "outstanding":

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  if it has been surrendered for cancellation;

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  if it has been called for redemption;

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  if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

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  if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Determining Record Dates for Action by Holders.    We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Description of Warrants We May Offer

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series and under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See "Where You Can Find More Information" above for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or other warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification and Waiver of Covenants

There are three types of changes we can make to the warrants of any series and the related warrant agreement.

Description of Warrants We May Offer

Changes Requiring Each Holder's Approval.    We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

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  change the exercise price of the warrant;

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  change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant, except as permitted by the antidilution or other adjustment provisions of the warrant;

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  shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder's right to exercise the warrant; or

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  reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Not Requiring Approval of Holders.    We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

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  to cure any ambiguity;

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  to cure, correct or supplement any defective or inconsistent provision; or

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  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval.    Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

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  If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

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  If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Mergers and Similar Transactions Are Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

Description of Warrants We May Offer

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreement will be governed by New York law.

Form, Exchange and Transfer of Warrants

We will issue each warrant in global—i.e., book-entry—form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance." Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

If a warrant is issued as a registered global warrant, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. If we issue a warrant in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If any warrants cease to be issued in registered global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

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  only in fully registered form; and

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  in denominations of 100 warrants and any multiple of 100 warrants.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders of non-global warrants may exchange or transfer their warrants at the office of the trustee or warrant agent, as applicable. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee or warrant agent, as applicable, to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

Description of Warrants We May Offer

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.

Payment Mechanics for Warrants

Who Receives Payment?

If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Warrants.    We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?".

Payments on Non-Global Warrants.    We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

Description of Warrants We May Offer

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants.    We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global warrants denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do make that election, you must notify the participant through which your interest in the global warrant is held of your election on or before the 16th day before the payment or settlement date. Your participant must, in turn, notify DTC of your election on or before the 12th DTC business day before the payment or settlement date.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payment to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants.    Except as described in the second to last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee or warrant agent, as

Description of Warrants We May Offer

applicable, at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants. If some but not all of the relevant warrants are LIBOR warrants or EURIBOR warrants, the second preceding business day will be determined for this purpose as if none of those warrants were LIBOR warrants or EURIBOR warrants.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.

Exchange Rate Agent.    If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

Description of Warrants We May Offer

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Unless otherwise specified in the applicable prospectus supplement, payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term "business day" means, for any warrant, a day that meets all the following applicable requirements:

  •
  for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

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  if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

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  if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent for warrants issued under the warrant indenture. We must notify the trustee of changes in the paying agents for warrants issued under the warrant indenture.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee or warrant agent, as applicable, any other paying agent or anyone else.

Description of Warrants We May Offer

Payment of Additional Amounts

A relevant jurisdiction may require UBS to withhold amounts from payments on a warrant for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the warrant to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which warrants are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a warrant, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

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  the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the warrant and the receipt of payments on it;

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  your status as an individual resident of a member state of the European Union;

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  a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

  •
  a change in law that becomes effective more than 30 days after a payment on the warrant becomes due and payable or on which the payment is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the warrant may describe additional circumstances in which UBS would not be required to pay additional amounts.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent's determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is The Legal Owner of a Registered Security?

Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally

Legal Ownership and Book-Entry Issuance

required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and the obligations, if any, of any warrant agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing

Legal Ownership and Book-Entry Issuance

system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

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  The Depository Trust Company, New York, New York, which is known as "DTC";

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  a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as "Euroclear";

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  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as "Clearstream"; and

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  any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.

The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any

Legal Ownership and Book-Entry Issuance

intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?"

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  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents also do not supervise the depositary in any way.

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  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

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  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

Legal Ownership and Book-Entry Issuance

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

  •
  in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Legal Ownership and Book-Entry Issuance

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to Indexed Securities

We use the term "indexed securities" to mean debt securities and warrants whose value is linked to an underlying property or index, including equity, commodity and credit indexed securities and equity, commodity, currency and credit linked securities. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read "U.S. Tax Considerations" for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index." The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security" below for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become

Considerations Relating to Indexed Securities

payable on an indexed debt security or the expected settlement value of an indexed warrant may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on a debt security or the settlement value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or their rates of return.

We May Engage in Hedging Activities That Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Considerations Relating to Indexed Securities

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar security—e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. When payments are made in the non-U.S. dollar currency, the total principal plus interest in that currency may be less than the initial principal invested on a U.S. dollar basis, if converted back into U.S. dollars at the then-current spot price, despite any interest or enhanced yield that may have been earned. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under "Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available" and "Description of Warrants We May Offer—Payment Mechanics for Warrants—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available." A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

U.S. Tax Considerations

Unless as otherwise stated in the applicable prospectus supplement, this section describes the material United States federal income tax consequences to United States holders, as defined below, of owning the debt securities. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to UBS. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a bank;

  •
  a life insurance company;

  •
  a tax-exempt organization;

  •
  a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

  •
  a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

  •
  a person whose functional currency for tax purposes is not the U. S. dollar; or

  •
  except as otherwise noted under "Backup Withholding and Information Reporting," a person that is not a United States holder, as defined below.

This section deals only with debt securities that are in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue or that are in bearer form, as well as the restrictions on ownership for debt securities that are in bearer form, and the tax consequences of owning warrants will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a debt security and you are:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

U.S. Tax Considerations

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under "Original Issue Discount—General," you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under "—Original Issue Discount") constitutes income from sources outside the United States, and will, depending on your circumstances be either "passive" or "general" income for purposes of computing the foreign tax credit limitation.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer who uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars. However, you may not treat this ordinary income gain or loss as an adjustment to the interest income you receive.

U.S. Tax Considerations

Original Issue Discount

General.    If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under "—Variable Rate Debt Securities."

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "—Election to Treat All Interest as Original Issue Discount." You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made divided by

  •
  the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your debt security and you may vary the length of each accrual period over the term of your debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity; and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

U.S. Tax Considerations

You must determine the debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

  •
  adding your debt security's issue price and any accrued OID for each prior accrual period; and then

  •
  subtracting any payments previously made on your debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

  •
  your debt security's adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above under "General," the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount," then you must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by

  •
  the excess of the sum of all amounts payable (other than qualified stated interest) on the debt security after the purchase date over the debt security's adjusted issue price.

Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

U.S. Tax Considerations

Debt Securities Subject to Contingencies Including Optional Redemption.    Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

  •
  the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

  •
  one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

  •
  in the case of an option or options of ours, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and,

  •
  in the case of an option or options that you hold, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under "General," with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "Debt Securities Purchased at a Premium," or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

  •
  the issue price of your debt security will equal your cost;

  •
  the issue date of your debt security will be the date you acquired it; and

U.S. Tax Considerations

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently hold or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.    Your debt security will be a variable rate debt security if:

  •
  your debt security's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

    1. ..015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

    2. 15 percent of the total noncontingent principal payments; and

  •
  your debt security provides for stated interest, compounded or paid at least annually, only at:

    1. one or more qualified floating rates,

    2. a single fixed rate and one or more qualified floating rates,

    3. a single objective rate, or

    4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

  •
  the rate is equal to such a rate multiplied by either:

    1. a fixed multiple that is greater than 0.65 but not more than 1.35, or

    2. a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are

U.S. Tax Considerations

fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

  •
  the rate is not a qualified floating rate;

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

An objective rate as described above is a qualified inverse floating rate if:

  •
  the rate is equal to a fixed rate minus a qualified floating rate; and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

  •
  determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

  •
  constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

U.S. Tax Considerations

  •
  adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.    In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

Foreign Currency Discount Debt Securities.    If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "—Payments of Interest." You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

U.S. Tax Considerations

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount note if:

  •
  in the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under "—Original Issue Discount—General"; and

  •
  in the case of all purchasers, the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's revised issue price, exceeds the price you paid for your debt security by at least 1/4 of 1% of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "—Original Issue Discount—Election to Treat All Interest as Original Issue Discount."

U.S. Tax Considerations

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

  •
  adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

  •
  subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

  •
  described above under "—Original Issue Discount—Short-Term Debt Securities" or "—Market Discount,"

  •
  attributable to accrued but unpaid interest,

  •
  the rules governing contingent payment obligations apply, or

  •
  attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

U.S. Tax Considerations

Extendible Indexed and Other Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to extendible debt securities, contingent foreign currency debt securities, debt securities the payments on which are determined by reference to the value of any index or stock and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the debt securities are denominated in, or linked to, a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

  •
  the payment of the proceeds from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

U.S. Tax Considerations

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

    •
    one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

    •
    such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Warrants

U.S. tax considerations with respect to warrants will be discussed in an applicable prospectus supplement.

Tax Considerations Under the Laws of Switzerland

General

Unless as otherwise stated in the applicable prospectus supplement, this section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment situated in Switzerland for Swiss tax purposes) of owning debt securities and warrants issued and booked by a non Swiss-branch of UBS AG, which has the status of a bank, and the proceeds from which are used outside Switzerland. This summary does not address the tax treatment of holders of the debt securities and warrants subject to special tax rules. It does also not address the tax treatment of Swiss investors (i.e., for investors who are residents of Switzerland or have a permanent establishment situated in Switzerland for Swiss tax purposes). The tax information set forth below is based on the opinion of Homburger, dated January 13, 2009, and has been approved by them for its accuracy.

The following is a summary based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities and warrants. The tax treatment for each debt-holder and warrant-holder depends on the particular situation. All investors and prospective investors are advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of debt securities and warrants.

Swiss Income and Wealth Tax

Holders of debt securities and warrants who are not residents of Switzerland and have no permanent establishment situated in Switzerland to which the debt securities and warrants are attributable or to which the debt securities and warrants belong will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the debt securities and warrants or the exercise of warrants.

Issuance Stamp Tax

Under the condition that UBS AG will book the debt securities and warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and the warrants in Switzerland, the issuance of the debt securities and warrants will not be a taxable event for Swiss issuance stamp tax purposes.

Withholding Tax

Under the condition that UBS AG will book the debt securities or warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and warrants in Switzerland, the payment of interest on and the redemption of debt securities or warrants and the exercise of warrants is not subject to Swiss withholding tax.

Securities Turnover Tax

Warrants that are not classified as debt securities for Swiss taxation purposes are out of scope of Swiss Turnover Tax.

Tax Considerations Under the Laws of Switzerland

In case the duration of the debt securities and the warrants that are classified as debt securities for Swiss taxation purposes is less than one year, a sale or purchase of the debt securities or the warrants that are classified as debt securities for Swiss taxation purposes is out of scope of Swiss turnover tax.

In case the duration of the debt securities or the warrants classified as debt securities for Swiss tax purposes is more than one year, a sale or purchase of such debt securities and warrants may be subject to Swiss turnover tax if carried out through a Swiss securities dealer (as defined in the Stamp Tax Act) or if a Swiss securities dealer is a party to the transaction. Similarly, Swiss turnover tax may apply when a Swiss securities dealer is an intermediary or party to the physical delivery of the underlying upon the exercise of warrants. The Swiss securities dealer will usually impose half of the turnover tax of 0.3% on every contractual partner that is not a Swiss securities dealer unless the counterparties qualify for a special exemption from Swiss turnover tax (such as foreign investment funds, foreign pension institutions etc.). However, no securities turnover tax will be imposed on transactions that are not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party. A branch of UBS AG situated, or a subsidiary of UBS AG resident, outside Switzerland, which, in each case, is not a member of Swiss stock exchange, will not be a Swiss securities dealer under the Swiss Federal Tax Act.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the "Code").

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws ("Similar Laws").

The acquisition of debt securities by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of debt securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of debt securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of debt securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of debt securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the debt securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of debt securities have exclusive responsibility for ensuring that their purchase and holding of debt securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Plan of Distribution

Plan of Distribution for the Initial Offer and Sale of Securities.

We plan to issue the securities under a distribution agreement with UBS Securities LLC and UBS Financial Services Inc., as the agents. We have filed a copy of the form of distribution agreement with the SEC as an exhibit to our registration statement. See "Where You Can Find More Information" above for information on how to obtain a copy of it. Subject to certain conditions, the agents would agree to use their reasonable efforts to solicit purchases of the securities. We would have the right to accept offers to purchase securities and may reject any proposed purchase of the securities. The agents may also reject any offer to purchase securities. We would pay the agents a commission on any securities sold through the agents. In accordance with Conduct Rule 5110 of the Financial Industry Regulatory Authority, Inc. ("FINRA"), in no situation will underwriting compensation exceed 8% of the principal amount of the securities.

UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS. Rule 2720 of the NASD Rules of Conduct (and the equivalent FINRA rule when incorporated into the FINRA Rules of Conduct) imposes certain requirements when a FINRA member such as UBS Securities LLC or UBS Financial Services Inc. distributes an affiliated company's securities. UBS Securities LLC and UBS Financial Services Inc. have advised UBS that this offering will comply with the applicable requirements of Rule 2720.

No FINRA member participating in an offering under this prospectus will confirm initial sales to accounts over which it exercises discretionary authority without the prior specific written approval of the customer.

We may also sell securities to the agents who will purchase the securities as principal for their own accounts. In that case, the agents will purchase the securities at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated maturity.

The agents may resell any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell securities directly to investors. We will not pay commissions on securities we sell directly.

The agents, whether acting as agent or principal, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

If the agents sell securities to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act.

In connection with an offering, the agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

Plan of Distribution

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The purchase price of the securities will be required to be paid in immediately available funds in New York City, unless otherwise indicated in your prospectus supplement.

We may appoint agents other than or in addition to UBS Securities LLC and UBS Financial Services Inc. with respect to the securities. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS and may engage in transactions with and perform services for UBS in the ordinary course of business. UBS Securities LLC and UBS Financial Services Inc. may resell securities to or through another of our affiliates, as selling agents.

The securities are a new issue of securities, and there will be no established trading market for any security before its original issue date. We may or may not list the securities on a securities exchange or quotation system. We have been advised by UBS Securities LLC and UBS Financial Services Inc. that they intend to make a market in the securities. However, neither UBS Securities LLC, UBS Financial Services Inc. nor any of our other affiliates nor any other agent named in your prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market-Making Resales by Affiliates

This prospectus may be used by UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, each of UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities previously issued.

UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Securities LLC, UBS Financial Services Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.

Plan of Distribution

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

In this prospectus, the term "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Validity of the Securities

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for UBS AG by Sullivan & Cromwell LLP as to matters of New York law and by Homburger AG as to matters of Swiss law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of UBS AG appearing in UBS AG's Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of UBS AG's internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein and in the amendments to that report on Form 20-F/A, and incorporated herein by reference. Such consolidated financial statements as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Mandatorily Exchangeable Notes Due September 15, 2013
 (Exchangeable for a maximum of 16,300,000 shares of common stock of GT Solar International, Inc.)

Prospectus Supplement dated
September    , 2010
(To Prospectus dated January 13, 2009)

UBS Investment Bank